As filed with the Securities and Exchange Commission on August 14, 2006
                                                     Registration No. 333-132341


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------
                                    FORM SB-2
                         POST-EFFECTIVE AMENDMENT NO. 5
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CUBIC ENERGY, INC.

                 (Name of Small Business Issuer in its Charter)

           Texas                          131                    87-0352095
(State or Other Jurisdiction       (Primary Standard          (I.R.S. Employer
    of Incorporation or        Industrial Classification     Identification No.)
       Organization)                  Code Number)

                                 9870 Plano Road
                               Dallas, Texas 75238
                                 (972) 686-0369
   (Address and Telephone Number of Principal Executive Offices and Principal
                               Place of Business)

          Calvin A. Wallen, III, President and Chief Executive Officer
                                 9870 Plano Road
                               Dallas, Texas 75238
                                 (972) 686-0369

            (Name, Address and Telephone Number of Agent For Service)

                        ---------------------------------

                                  With copy to:

                            Gardere Wynne Sewell LLP
                           1601 Elm Street, Suite 3000
                            Dallas, Texas 75201-4761
                                 (214) 999-4645
                             Attn: David R. Earhart
                         -------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                          -----------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [__]

                          -----------------------------

The Registrant hereby amends this Registration Statement on such date or date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                   Prospectus

                               Cubic Energy, Inc.

                                6,383,434 Shares

                                  Common Stock

     This prospectus relates to the resale by the holders of 2,500,000 shares of our common stock and up to 3,883,434 shares of common stock issuable upon the exercise of warrants to purchase shares of the Company's common stock.

     We will not receive any of the proceeds from the resale of shares offered by the selling shareholders under this prospectus.

     Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "QBIK.OB." On August 10, 2006, the last reported sale price of our common stock was $0.70 per share.

     This investment involves risks. See "Risk Factors" beginning on page 3.

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is August 14, 2006.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
SUMMARY........................................................................1
RISK FACTORS...................................................................3
GLOSSARY OF OIL AND GAS TERMS.................................................12
LEGAL PROCEEDINGS.............................................................15
PROPERTIES....................................................................15
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................16
COMMON STOCK PRICE RANGE AND DIVIDEND POLICY..................................17
USE OF PROCEEDS...............................................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................18
BUSINESS......................................................................24
MANAGEMENT....................................................................32
EXECUTIVE COMPENSATION........................................................33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................38
DESCRIPTION OF CAPITAL STOCK..................................................40
SELLING SHAREHOLDERS..........................................................41
PLAN OF DISTRIBUTION..........................................................42
WHERE YOU CAN FIND MORE INFORMATION...........................................43
LEGAL MATTERS.................................................................43
EXPERTS.......................................................................43
CERTIFIED PUBLIC ACCOUNTANTS...................................................2
INDEX TO FINANCIAL STATEMENTS................................................F-1

                                     SUMMARY

The following summary highlights key information contained elsewhere in this prospectus. It does not contain all of the information that may be important to you. You should read this entire prospectus carefully, especially the discussion of "Risk Factors" and our financial statements and related notes, before deciding to invest in shares of our common stock. In this prospectus, "Cubic," the "Company," "we," "us," and "our" refer to Cubic Energy, Inc. unless the context requires otherwise.

The Company

     We are an independent energy company engaged in the development and production of and exploration for crude oil and natural gas. Our oil and gas assets are concentrated principally in Texas and Louisiana. At June 30, 2005, our total proved reserves were 85,986 BOE.


     Our principal executive offices are at 9870 Plano Road, Dallas, Texas 75238 and our telephone number at that address is (972) 686-0369.

The Offering

     On December 12, 2005, the Company entered into that certain Securities Purchase Agreement, by and among the Company and the purchasers signatory thereto whereby the Company issued and sold 2,500,000 shares (the "Purchased Shares") of common stock and warrants (the "Purchased Warrants") to purchase an aggregate of 1,000,000 shares of common stock. In connection with this transaction, the Company entered into a Registration Rights Agreement with each of the purchasers. Under the Registration Rights Agreement, the Company is obligated to file a registration statement on Form SB-2, relating to the resale by the holders of the purchased shares of common stock and the shares of common stock underlying the warrants.

     Additionally, on February 6, 2006, the Company entered into that certain Credit Agreement with Petro Capital V, L.P. (the "Lender"), pursuant to which the Lender advanced to the Company $5,500,000. In connection with the funding, the Company issued to the Lender warrants to purchase an aggregate of 1,833,334 shares of its common stock and reserved the option to issue to the Lender additional warrants (i) to purchase up to 500,100 shares of common stock in exchange for any loans in excess of $5,500,000 and (ii) to purchase up to 300,000 shares of common stock in exchange for the deferral of the first two quarterly principal payments due on the note. The Company also issued Petro Capital Securities, LLC, as fees payable in connection with the financing provided under the Credit Agreement, warrants to purchase 250,000 shares of common stock (together with the warrants issued or reserved to issue to the Lender, the "Debt Warrants"). The Company entered into a Registration Rights Agreement with whereby the Company agreed to file a registration statement on Form SB-2, relating to the resale by Lender and Petro Capital Securities, LLC of the common stock issuable upon exercise of the warrants.

     This prospectus relates to the resale by the holders of the 2,500,000 shares of our common stock consisting of the Purchased Shares described above and up to 3,883,434 shares issuable upon the exercise of Purchased Warrants and the Debt Warrants described above.

     The selling shareholders will determine when and how they will sell the common stock offered by this prospectus. See "Plan of Distribution." We will not receive any of the proceeds from the sale of the common stock offered by this prospectus.

                                  RISK FACTORS

     You should carefully consider the following risk factors, in addition to the other information set forth in this prospectus, before investing in shares of our common stock. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. Some information in this prospectus may contain "forward-looking" statements that discuss future expectations of our financial condition and results of operation. The risk factors noted in this section and other factors could cause our actual results to differ materially from those contained in any forward-looking statements.

     We face significant competition, and many of our competitors have resources in excess of our available resources.

     The oil and gas industry is highly competitive. We encounter competition from other oil and gas companies in all areas of our operations, including the acquisition of producing properties and sale of crude oil and natural gas. Our competitors include major integrated oil and gas companies and numerous independent oil and gas companies, individuals and drilling and income programs. Many of our competitors are large, well established companies with substantially larger operating staffs and greater capital resources than us. Such companies may be able to pay more for productive oil and gas properties and exploratory prospects and to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. Our ability to acquire additional properties and to discover reserves in the future will depend upon our ability to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.

     Exploratory drilling is a speculative activity that may not result in commercially productive reserves and may require expenditures in excess of budgeted amounts.

     Drilling activities are subject to many risks, including the risk that no commercially productive oil or gas reservoirs will be encountered. There can be no assurance that new wells drilled by us will be productive or that we will recover all or any portion of our investment. Drilling for oil and gas may involve unprofitable efforts, not only from dry wells, but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain. Our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, many of which are beyond its control, including economic conditions, mechanical problems, pressure or irregularities in formations, title problems, weather conditions, compliance with governmental requirements and shortages in or delays in the delivery of equipment and services. Such equipment shortages and delays sometimes involve drilling rigs where inclement weather prohibits the movement of land rigs causing a high demand for rigs by a large number of companies during a relatively short period of time. Our future drilling activities may not be successful. Lack of drilling success could have a material adverse effect on our financial condition and results of operations.

     Our operations are also subject to all the hazards and risks normally incident to the development, exploitation, production and transportation of, and the exploration for, oil and gas, including unusual or unexpected geologic formations, pressures, down hole fires, mechanical failures, blowouts, explosions, uncontrollable flows of oil, gas or well fluids and pollution and other environmental risks. These hazards could result in substantial losses to us due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. We participate in insurance coverage maintained by the operator of its wells, although there can be no assurances that such coverage will be sufficient to prevent a material adverse effect to us in such events.

     We have a limited operating history in a capital-intensive business, and we will have a need for additional funds.

     From our inception through December 1997, we were engaged principally in non-operating activities. While our new management has extensive experience in oil and gas exploration and operating activities, we have had very limited experience in these operations. Our business is highly capital-intensive requiring continuous development and acquisition of oil and gas reserves. In addition, capital is required to operate and expand our oil and gas field operations and purchase equipment. At December 31, 2005, we had working capital of $2,113,056. As a result of our determination to operate in the future, our working capital requirements may be expected to increase significantly over prior periods. We anticipate that we will be able to meet our cash requirements for the next 12 months. However, if such plans or assumptions change or prove to be inaccurate, we could be required to seek additional financing sooner than currently anticipated.

     On February 6, 2006, we entered into a Credit Agreement with Petro Capital V, L.P. (the "Lender") pursuant to which the Lender advanced the Company $5,500,000. The indebtedness bears interest at a rate of 12.5% per annum, matures on February 6, 2009 and is secured by substantially all of the assets of the Company. In connection with the funding under the Credit Agreement, the Company issued to the Lender and Petro Capital Securities, LLC, warrants, with five-year expirations, for the purchase of up to 1,833,334 and 250,000 shares, respectively, of Company common stock at an exercise price of $1.00 per share. Any future issuances of equity securities would likely result in dilution to our then existing shareholders while the incurring of additional indebtedness would result in increased interest expense and debt service changes.

     Approximately $1.8 million of the funded amount was used to retire the Company's previously outstanding senior debt. The previously outstanding senior debt resulted from a Securities Purchase Agreement, which closed on October 6, 2004, whereby the Company issued $2,635,000 in principal amount of 7% Senior Secured Convertible Debentures due September 30, 2009 to a group of institutional and high net worth investors. The Debentures paid an annual interest rate of 7% on a quarterly basis and were convertible into shares of the Company's common stock at a price of $.50 per share. A total of 185,942 shares were issued as payment in kind of interest and 2,310,000 shares issued upon conversion of the Debentures. The investors also received warrants to purchase an additional 2,635,000 shares of our common stock.

     We have a history of operating losses and may not be profitable in the future.

     We incurred losses before income tax provisions of $(784,526) and $(114,116) for the fiscal years ended June 30, 2005 and 2004. Our accumulated deficit as of June 30, 2005 was $(10,752,868). We have funded our operating losses, acquisitions and expansion costs primarily through a combination of private offerings of convertible debt, exempt transactions, equity securities and proceeds from the exercise of warrants. Our success in obtaining the necessary capital resources to fund future costs associated with our operations and expansion plans is dependent upon our ability to: (i) increase revenues through acquisitions and recovery of our proved producing and proved developed non-producing oil and gas reserves; (ii) maintain effective cost controls at the corporate administrative office and in field operations; and (iii) obtain the exercise of outstanding warrants. However, even if we achieve some success with our plans, there can be no assurance that we will be able to generate sufficient revenues to achieve significant profitable operations or fund our expansion plans. See "Management's Discussion and Analysis or Plan of Operations."

     We  have  substantial  capital   requirements   necessary  for  undeveloped
properties for which we may not be able to obtain adequate financing.

     The vast majority of our oil and gas reserves are classified as proved reserves. Recovery of the Company's future proved undeveloped reserves will require significant capital expenditures. Our management estimates that aggregate capital expenditures of approximately $3,000,000 will be required to fully develop some of these reserves in the next twelve months. No assurance can be given that our estimates of capital expenditures will prove accurate, that our financing sources will be sufficient to fully fund our planned development activities or that development activities will be either successful or in accordance with our schedule. Additionally, any significant decrease in oil and gas prices or any significant increase in the cost of development could result in a significant reduction in the number of wells drilled and/or reworked. No assurance can be given that any wells will produce oil or gas in commercially profitable quantities.

     Development of our properties will require additional capital resources. We have no commitments to obtain any additional debt or equity financing and there can be no assurance that additional financing will be available, when required, on favorable terms to us. The inability to obtain additional financing could have a material adverse effect on us, including requiring us to curtail significantly our oil and gas acquisition and development plans or farm-out development of our properties. Any additional financing may involve substantial dilution to the interests of our shareholders at that time. See "Management's Discussion and Analysis or Plan of Operations."

     Oil and natural gas prices fluctuate widely and low prices could have a material adverse impact on our business and financial results.

     Our revenues, profitability and the carrying value of its oil and gas properties are substantially dependent upon prevailing prices of, and demand for, oil and gas and the costs of acquiring, finding, developing and producing reserves. Our ability to obtain borrowing capacity, to repay future indebtedness, and to obtain additional capital on favorable terms is also substantially dependent upon oil and gas prices. Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to:
(i) relatively minor changes in the supply of, and demand for, oil and gas; (ii) market uncertainty; and (iii) a variety of additional factors, all of which are beyond our control. These factors include domestic and foreign political conditions, the price and availability of domestic and imported oil and gas, the level of consumer and industrial demand, weather, domestic and foreign government relations, the price and availability of alternative fuels and overall economic conditions. Furthermore, the marketability of our production depends in part upon the availability, proximity and capacity of gathering systems, pipelines and processing facilities. Volatility in oil and gas prices could affect our ability to market our production through such systems, pipelines or facilities. Substantially all of our gas production is currently sold to one gas marketing firm on a month-to-month basis at prevailing spot market prices. Oil prices remained subject to unpredictable political and economic forces during fiscal 2003, fiscal 2004 and fiscal 2005, and experienced fluctuations similar to those seen in natural gas prices for the year. We believe that oil prices will continue to fluctuate in response to changes in the policies of the Organization of Petroleum Exporting Countries ("OPEC"), changes in demand from many Asian countries, current events in the Middle East, security threats to the United States, and other factors associated with the world political and economic environment. As a result of the many uncertainties associated with levels of production maintained by OPEC and other oil producing countries, the availabilities of worldwide energy supplies and competitive relationships and consumer perceptions of various energy sources, we are unable to predict what changes will occur in crude oil and natural gas prices.

     We are subject to uncertainties in reserve estimates and future net cash flows.

     This prospectus contains estimates of our oil and gas reserves and the future net cash flows from those reserves, which have been prepared by certain independent petroleum consultants. There are numerous uncertainties inherent in estimating quantities of reserves of oil and gas and in projecting future rates of production and the timing of development expenditures, including many factors beyond our control. The reserve estimates in this prospectus are based on various assumptions, including, for example, constant oil and gas prices, operating expenses, capital expenditures and the availability of funds, and, therefore, are inherently imprecise indications of future net cash flows. Actual future production, cash flows, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves set forth in this prospectus. Additionally, our reserves may be subject to downward or upward revision based upon actual production performance, results of future development and exploration, prevailing oil and gas prices and other factors, many of which are beyond our control.

     The present value of future net reserves discounted at 10% (the "PV-10") of proved reserves referred to in this prospectus should not be construed as the current market value of the estimated proved reserves of oil and gas attributable to our properties. In accordance with applicable requirements of the SEC, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by: (i) the timing of both production and related expenses; (ii) changes in consumption levels; and (iii) governmental regulations or taxation. In addition, the calculation of the present value of the future net cash flows using a 10% discount as required by the SEC is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with our reserves or the oil and gas industry in general. Furthermore, our reserves may be subject to downward or upward revision based upon actual production, results of future development, supply and demand for oil and gas, prevailing oil and gas prices and other factors. See "Properties - Oil and Gas Reserves."

     We are subject to various operating and other casualty risks that could result in liability exposure or the loss of production and revenues.

     Our oil and gas business involves a variety of operating risks, including, but not limited to, unexpected formations or pressures, uncontrollable flows of oil, gas, brine or well fluids into the environment (including groundwater contamination), blowouts, fires, explosions, pollution and other risks, any of which could result in personal injuries, loss of life, damage to properties and substantial losses. Although we carry insurance at levels that we believe are reasonable, we are not fully insured against all risks. We do not carry business interruption insurance. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on our financial condition and operations.

     From time to time, due primarily to contract terms, pipeline interruptions or weather conditions, the producing wells in which we own an interest have been subject to production curtailments. The curtailments range from production being partially restricted to wells being completely shut-in. The duration of curtailments varies from a few days to several months. In most cases, we are provided only limited notice as to when production will be curtailed and the duration of such curtailments. We are not currently experiencing any material curtailment of our production.

     We intend to increase our development and, to a lesser extent, exploration activities. Exploration drilling and, to a lesser extent, development drilling of oil and gas reserves involve a high degree of risk that no commercial production will be obtained and/or that production will be insufficient to recover drilling and completion costs. The cost of drilling, completing and operating wells is often uncertain. Our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs.

     Our business may suffer if we lose key personnel.

     We depend to a large extent on the services of Calvin A. Wallen, III, our President, Chairman of the Board, and Chief Executive Officer. The loss of the services of Mr. Wallen would have a material adverse effect on our operations. We have not entered into any employment contracts with our executive officer and have not obtained key personnel life insurance on Mr. Wallen.

     Certain of our affiliates control a majority of our outstanding common stock, which may affect your vote as a shareholder.

     Our executive officers, directors and their affiliates and certain 5% shareholders hold approximately 60% of our outstanding shares of common stock. As a result, officers, directors and their affiliates and such shareholders have the ability to exert significant influence over our business affairs, including the ability to control the election of directors and results of voting on all matters requiring shareholder approval. This concentration of voting power may delay or prevent a potential change in control.

     Certain of our affiliates have engaged in business transactions with the Company, which may result in conflicts of interest.

     Certain officers, directors and related parties, including entities controlled by Mr. Wallen, the President and Chief Executive Officer, have engaged in business transactions with the Company which were not the result of arm's length negotiations between independent parties. Our management believes that the terms of these transactions were as favorable to us as those that could have been obtained from unaffiliated parties under similar circumstances. All future transactions between us and our affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of our Board of Directors.

     The liquidity, market price and volume of our stock is volatile, and our stock is subject to certain penny stock rules.

     Our common stock is traded on the Over-the-Counter Bulletin Board ("OTC BB"). The liquidity of our common stock may be adversely affected, and purchasers of our common stock may have difficulty selling our common stock, if our common stock does not continue to trade in that or another suitable trading market.

     There is presently only a limited public market for our common stock, and there is no assurance that a ready public market for our securities will develop. It is likely that any market that develops for our common stock will be highly volatile and that the trading volume in such market will be limited. The trading price of our common stock could be subject to wide fluctuations in response to quarter-to-quarter variations in our operating results, announcements of our drilling results and other events or factors. In addition, the U.S. stock market has from time to time experienced extreme price and volume fluctuations that have affected the market price for many companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our securities.

     The trading price of our common stock is below $5.00 per share. As long as the trading price of our common stock remains below $5.00 per share, trading in our common stock is subject to the requirements of certain rules under the Exchange Act which require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the associated risks, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of our common stock.

     We may experience adverse consequences because of required indemnification of officers and directors.

     Provisions of our Articles of Incorporation and Bylaws provide that we will indemnify any director and officer as to those liabilities and on those terms and conditions to the fullest extent of Texas law. Further, we may purchase and maintain insurance on behalf of any such persons whether or not we would have the power to indemnify such person against the liability insured against. The foregoing could result in substantial expenditures by us and prevent any recovery from our officers, directors, agents and employees for losses incurred by us as a result of their actions. Further, the SEC takes the position that indemnification against liability under the Securities Act is against the public policy as expressed in the Securities Act, and is, therefore, unenforceable.

     Certain anti-takeover provisions may discourage a change in control.

     Provisions of Texas law and our Articles of Incorporation and Bylaws may have the effect of delaying or preventing a change in control or acquisition of our Company. Our Articles of Incorporation and Bylaws include provisions for a classified Board of Directors (although we do not currently have a classified board), "blank check" preferred stock (the terms of which may be fixed by our Board of Directors without shareholder approval), purported limits on shareholder action by written consent in lieu of a meeting, and certain procedural requirements governing shareholder meetings. These provisions could have the effect of delaying or preventing a change in control of our Company.

     We do not intend to declare dividends in the foreseeable future.

     Our Board of Directors presently intends to retain all of our earnings for the expansion of our business. We therefore does not anticipate the distribution of cash dividends in the foreseeable future. Any future decision of our Board of Directors to pay cash dividends will depend, among other factors, upon our earnings, financial position and cash requirements.

     We may not have satisfactory title to our properties.

     Our contract land professionals have reviewed title records or other title review materials relating to substantially all of our producing properties. The title investigation performed by us prior to acquiring undeveloped properties is thorough, but less rigorous than that conducted prior to drilling, consistent with industry standards. We believe we have satisfactory title to all our producing properties in accordance with standards generally accepted in the oil and gas industry. Our properties are subject to customary royalty interests, liens incident to operating agreements, liens for current taxes and other burdens, which we believe do not materially interfere with the use of or affect the value of such properties. At June 30, 2005, our leaseholds for some of our net acreage were being kept in force by virtue of production on that acreage in paying quantities. The remaining net acreage was held by lease rentals and similar provisions and requires production in paying quantities prior to expiration of various time periods to avoid lease termination.

     We expect to make acquisitions of oil and gas properties from time to time subject to available resources. In making an acquisition, we generally focus most of our title and valuation efforts on the more significant properties. It is generally not feasible for us to review in-depth every property we purchase and all records with respect to such properties. However, even an in-depth review of properties and records may not necessarily reveal existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their deficiencies and capabilities. Evaluation of future recoverable reserves of oil and gas, which is an integral part of the property selection process, is a process that depends upon evaluation of existing geological, engineering and production data, some or all of which may prove to be unreliable or not indicative of future performance. To the extent the seller does not operate the properties, obtaining access to properties and records may be more difficult. Even when problems are identified, the seller may not be willing or financially able to give contractual protection against such problems, and we may decide to assume environmental and other liabilities in connection with acquired properties.

     We are subject to various governmental regulations which may cause us to incur substantial costs.

     Our operations are affected from time to time in varying degrees by political developments and federal, state and local laws and regulations. In particular, oil and gas production and related operations are or have been subject to price controls, taxes and other laws and regulations relating to the oil and gas industry. Failure to comply with such laws and regulations can result in substantial penalties. The regulatory burden on the oil and gas industry increases our cost of doing business and affects our profitability. Although we believe we are in substantial compliance with all applicable laws and regulations, because such laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws and regulations.

     Sales of natural gas by us are not regulated and are generally made at market prices. However, the Federal Energy Regulatory Commission ("FERC") regulates interstate natural gas transportation rates and service conditions, which affect the marketing of natural gas produced by us, as well as the revenues received by us for sales of such production. Sales of our natural gas currently are made at uncontrolled market prices, subject to applicable contract provisions and price fluctuations that normally attend sales of commodity products.

     Since the mid-1980's, the FERC has issued a series of orders, culminating in Order Nos. 636, 636-A and 636-B ("Order 636"), that have significantly altered the marketing and transportation of natural gas. Order 636 mandated a fundamental restructuring of interstate pipeline sales and transportation service, including the unbundling by interstate pipelines of the sale, transportation, storage and other components of the city-gate sales services such pipelines previously performed. One of the FERC's purposes in issuing the orders was to increase competition within all phases of the natural gas industry. Order 636 and subsequent FERC orders issued in individual pipeline restructuring proceedings have been the subject of appeals, and the courts have largely upheld Order 636. Because further review of certain of these orders is still possible, and other appeals may be pending, it is difficult to exactly predict the ultimate impact of the orders on us and our natural gas marketing efforts. Generally, Order 636 has eliminated or substantially reduced the interstate pipelines' traditional role as wholesalers of natural gas, and has substantially increased competition and volatility in natural gas markets.

     While significant regulatory uncertainty remains, Order 636 may ultimately enhance our ability to market and transport our natural gas, although it may also subject us to greater competition, more restrictive pipeline imbalance tolerances and greater associated penalties for violation of such tolerances.

     The FERC has announced several important transportation-related policy statements and proposed rule changes, including the appropriate manner in which interstate pipelines release capacity under Order 636 and, more recently, the price which shippers can charge for their released capacity. In addition, in 1995, the FERC issued a policy statement on how interstate natural gas pipelines can recover the costs of new pipeline facilities. In January 1997, the FERC issued a policy statement and a request for comments concerning alternatives to its traditional cost-of-service rate making methodology. A number of pipelines have obtained FERC authorization to charge negotiated rates as one such alternative. While any additional FERC action on these matters would affect us only indirectly, these policy statements and proposed rule changes are intended to further enhance competition in natural gas markets. We cannot predict what action the FERC will take on these matters, nor can we predict whether the FERC's actions will achieve its stated goal of increasing competition in natural gas markets. However, we do not believe that we will be treated materially differently than other natural gas producers and marketers with which we compete.

     The price we receive from the sale of oil is affected by the cost of transporting such products to market. Effective January 1, 1995, the FERC implemented regulations establishing an indexing system for transportation rates for oil pipelines, which, generally, would index such rates to inflation, subject to certain conditions and limitations. These regulations could increase the cost of transporting oil by interstate pipelines, although the most recent adjustment generally decreased rates. These regulations have generally been approved on judicial review. We are not able to predict with certainty the effect, if any, of these regulations on its operations. However, the regulations may increase transportation costs or reduce wellhead prices for oil.

     The State of Texas and many other states require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration for and production of oil and gas. Such states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and gas properties, the establishment of maximum rates of production from wells and the regulation of spacing, plugging and abandonment of such wells. The statutes and regulations of certain states limit the rate at which oil and gas can be produced from our properties. However, we do not believe we will be affected materially differently by these statutes and regulations than any other similarly situated oil and gas company.

     We are subject to various environmental risks which may cause us to incur substantial costs.

     Our operations and properties are subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling and transportation of oil and gas and the discharge of materials into the environment, and relating to safety and health. The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue. These laws and regulations may require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities; limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and impose substantial liabilities for pollution resulting from our operations. The permits required for our various operations are subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines, penalties or injunctions. In the opinion of management, we are in substantial compliance with current applicable environmental laws and regulations, and we have no material commitments for capital expenditures to comply with existing environmental requirements. Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on us. The impact of such changes, however, would not likely be any more burdensome to us than to any other similarly situated oil and gas company.

     The Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), also known as the "Superfund" law, and similar state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources. Furthermore, neighboring landowners and other third parties may file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

     We generate typical oil and gas field wastes, including hazardous wastes that are subject to the federal Resources Conservation and Recovery Act and comparable state statutes. The United States Environmental Protection Agency and various state agencies have limited the approved methods of disposal for certain hazardous and non-hazardous wastes. Furthermore, certain wastes generated by our oil and gas operations that are currently exempt from regulation as "hazardous wastes" may in the future be designated as "hazardous wastes," and therefore be subject to more rigorous and costly operating and disposal requirements.

     The Oil Pollution Act ("OPA") imposes a variety of requirements on responsible parties for onshore and offshore oil and gas facilities and vessels related to the prevention of oil spills and liability for damages resulting from such spills in waters of the United States. The "responsible party" includes the owner or operator of an onshore facility or vessel or the lessee or permittee of, or the holder of a right of use and easement for, the area where an onshore facility is located. OPA assigns liability to each responsible party for oil spill removal costs and a variety of public and private damages from oil spills. Few defenses exist to the liability for oil spills imposed by OPA. OPA also imposes financial responsibility requirements. Failure to comply with ongoing requirements or inadequate cooperation in a spill event may subject a responsible party to civil or criminal enforcement actions.

     We own or lease properties that for many years have produced oil and gas. We also own natural gas gathering systems. It is not uncommon for such properties to be contaminated with hydrocarbons. Although we or previous owners of these interests may have used operating and disposal practices that were standard in the industry at the time, hydrocarbons or other wastes may have been disposed of or released on or under the properties or on or under other locations where such wastes have been taken for disposal. These properties may be subject to federal or state requirements that could require us to remove any such wastes or to remediate the resulting contamination. All of our properties are operated by third parties over whom we have limited control. Notwithstanding our lack of control over properties operated by others, the failure of the previous owners or operators to comply with applicable environmental regulations may, in certain circumstances, adversely impact us.

     We may be responsible for additional costs in connection with abandonment of properties.

     We are responsible for payment of plugging and abandonment costs on its oil and gas properties pro rata to our working interest. Based on our experience, we anticipate that the ultimate aggregate salvage value of lease and well equipment located on our properties will exceed the costs of abandoning such properties.

There can be no assurance, however, that we will be successful in avoiding additional expenses in connection with the abandonment of any of our properties. In addition, abandonment costs and their timing may change due to many factors, including actual production results, inflation rates and changes in environmental laws and regulations.

                          GLOSSARY OF OIL AND GAS TERMS

     The following are abbreviations and definitions of terms commonly used in the oil and gas industry that are used in this prospectus:

     "BBL" means a barrel of 42 U.S. gallons.

     "BOE" means barrels of oil equivalent; converting volumes of natural gas to oil equivalent volumes using a ratio of six Mcf of natural gas to one Bbl of oil.

     "Completion"  means  the  installation  of  permanent   equipment  for  the
production of oil or gas.

     "Development Well" means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

     "Dry Hole" or "Dry Well" means a well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

     "Exploratory Well" means a well drilled to find and produce oil or gas reserves not classified as proved, to find a new production reservoir in a field previously found to be productive of oil or gas in another reservoir or to extend a known reservoir.

     "Farm-Out" means an agreement pursuant to which the owner of a working interest in an oil and gas lease assigns the working interest or a portion thereof to another party who desires to drill on the leased acreage. Generally, the assignee is required to drill one or more wells in order to earn its interest in the acreage. The assignor usually retains a royalty or reversionary interest in the lease. The interest received by an assignee is a "farm-in" and the assignor issues a "farm-out."

     "Farm-In" see "Farm-Out" above.

     "Gas" means natural gas.

     "Gross" when used with respect to acres or wells, refers to the total acres or wells in which we have a working interest.

     "Infill Drilling" means drilling of an additional well or wells provided for by an existing spacing order to more adequately drain a reservoir.

     "MCF" means thousand cubic feet.

     "BTU" means British Thermal Units. British Thermal Unit means the quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

     "Net" when used with respect to acres or wells, refers to gross acres or wells multiplied, in each case, by the percentage working interest owned by us.

     "Net Production" means production that is owned by us less royalties and production due others.

     "Operator" means the individual or company responsible for the exploration, development and production of an oil or gas well or lease.

     "Present Value" ("PV") when used with respect to oil and gas reserves, means the estimated future gross revenues to be generated from the production of proved reserves calculated in accordance with the guidelines of the SEC, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation (except to the extent a contract specifically provides otherwise), without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization, and discounted using an annual discount rate of 10%.

     "Productive Wells" or "Producing Wells" consist of producing wells and wells capable of production, including wells waiting on pipeline connections.

     "Proved Developed Reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery will be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

     "Proved Reserves" means the estimated quantities of crude oil and natural gas which upon analysis of geological and engineering data appear with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

     (i) Reservoirs are considered proved if either actual production or conclusive formation tests support economic producibility. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and
          (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

     (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

     (iii)Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified
          Separately as "indicated additional reserves"; (B) crude oil and natural gas, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics or economic factors; (C) crude oil and natural gas that may occur in undrilled prospects; and (D) crude oil and natural gas that may be recovered from oil shales, coal, gilsonite and other such resources.

     "Proved Undeveloped Reserves" means reserves that are recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for completion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

     "Recompletion" means the completion for production of an existing well bore in another formation from that in which the well has been previously completed.

     "Reserves" means proved reserves.

     "Reservoir" means a porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

     "Royalty" means an interest in an oil and gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner's royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by an owner of the leasehold in connection with a transfer to a subsequent owner.

     "2-D Seismic" means an advanced technology method by which a cross-section of the earth's subsurface is created through the interpretation of reflecting seismic data collected along a single source profile.

     "3-D  Seismic"  means  an  advanced  technology  method  by  which  a three dimensional image of the earth's subsurface is created through the interpretation of reflection seismic data collected over a surface grid. 3-D seismic surveys allow for a more detailed understanding of the subsurface than do conventional surveys and contribute significantly to field appraisal, development and production.

     "Working Interest" means an interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce oil and gas on the leased acreage and requires the owner to pay a share of the costs of drilling and production operations. The share of production to which a working interest owner is entitled will always be smaller than the share of costs that the working interest owner is required to bear, with the balance of the production accruing to the owners of royalties.

     "Workover" means operations on a producing well to restore or increase production.

                                LEGAL PROCEEDINGS

     Cubic is not involved in any legal or administrative proceedings or claims of any type. We have no material pending legal or administrative proceedings, to which we are a party or of which any property is the subject.

                                   PROPERTIES

     Our principal executive and administrative offices are located at 9870 Plano Road, Dallas, Texas. The offices are subleased from an affiliate controlled by our Chairman, Chief Executive Officer and President. The monthly amount charged to the Company is based on actual costs of materials and man-hours of the affiliates that are used pursuant to the terms of the agreement. We believe that there is other appropriate space available in the event the Company should terminate its current leasing arrangement.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This registration statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include statements regarding:

     o    our estimate of the sufficiency of our existing capital resources;

     o our ability to raise additional capital to fund cash requirements for future operations;

     o our ability to successfully and economically explore for and develop oil and gas resources;

     o our liquidity and ability to finance our exploration and development activities;

     o    market conditions in the oil and gas industry; and

     o    the impact of governmental regulation.

     You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other "forward-looking" information. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in this prospectus under the caption "Risk Factors" and elsewhere in this registration statement could substantially harm our business, and that upon the occurrence of any of these events, the trading price of our common stock could decline, and you could lose all or part of your investment.

                  COMMON STOCK PRICE RANGE AND DIVIDEND POLICY


Common Stock Price Range

     Our common stock began trading on the Over-the-Counter Bulletin Board on November 12, 2001, under the symbol "QBIK.OB."

     The following table shows, for the periods indicated, the range of high and low bid information for our common stock as reported by the Over-the-Counter Bulletin Board. Any market for our common stock should be considered sporadic, illiquid and highly volatile. Prices reflect inter-dealer quotations, without adjustment for retail markup, markdowns or commissions, and may not represent actual transactions. Our common stock's trading range during the periods indicated is as follows:


     Fiscal Year 2004                            High          Low
     ----------------                            ----          ---

     1st quarter                                 $0.45        $0.20
     2nd quarter                                 $0.30        $0.11
     3rd quarter                                 $0.60        $0.25
     4th quarter                                 $1.00        $0.35

     Fiscal Year 2005                             High         Low
     ----------------                             ----         ---

     1st quarter                                 $0.71        $0.30
     2nd quarter                                 $0.72        $0.40
     3rd quarter                                 $1.99        $0.85
     4th quarter                                 $1.75        $1.02

     Fiscal Year 2006                             High         Low
     ----------------                             ----         ---
     1st quarter                                 $1.10        $0.65
     2nd quarter                                 $1.35        $ .68
     3rd quarter                                 $ .87        $ .47
     4th quarter                                 $ .90        $ .70

     As of August 3, 2006 there were 45,600,771 shares of common stock issued and outstanding and 877 holders of record of our common stock.

Dividend Policy

     We have neither declared nor paid any dividends on our common stock since our inception. Presently, we intend to retain our earnings, if any, to provide funds for expansion of our business. Therefore, we do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, debt obligation agreements, general business conditions and other pertinent facts.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling shareholders. We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. However, we may receive proceeds from the exercise of warrants.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion is intended to assist in an understanding of our historical financial position and results of operations for the fiscal years ended June 30, 2004 and 2005 and the six month period ended December 31, 2005 and 2004. Our Financial Statements and notes thereto included elsewhere in this prospectus contain detailed information that should be referred to in conjunction with the following discussion.

General

     Our future results of operations and growth are substantially dependent upon (i) its ability to acquire or find and successfully develop additional oil and gas reserves and (ii) the prevailing prices for oil and gas. We have an inventory of exploration drilling locations to pursue after the fiscal year ending June 30, 2005. If we are unable to economically acquire or find significant new reserves for development and exploitation, the Company's oil and gas production, and thus its revenues, would likely decline gradually as its reserves are produced. In addition, oil and gas prices are dependent upon numerous factors beyond the Company's control, such as economic, political and regulatory developments and competition from other sources of energy. The oil and gas markets have historically been very volatile, and any significant and extended decline in the price of oil or gas would have a material adverse effect on the Company's financial condition and results of operations, and could result in a reduction in the carrying value of the Company's proved reserves and adversely affect its access to capital.

     THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS DESCRIBED HEREIN AND IN OTHER DOCUMENTS. READERS SHOULD CAREFULLY REVIEW THE RISK FACTORS DESCRIBED
IN THIS PROSPECTUS AND THE DOCUMENTS WE FILE FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.

     The reserve report from of Netherland Sewell & Associates, Inc. ("NSA") showed a dramatic downward variance from the expectations of management for the Company in proved reserves, as NSA re-classified some thought to be proved reserves as possible or probable. The Company and its management believe that the significance of this variance in reserves is overridden in the investor confidence inspired by our association with NSA. Due to a significant price increase for both oil and natural gas subsequent to fiscal year end, this decrease in reserves was not subject to a ceiling test write-down.

Results of Operations

Comparison Of Fiscal 2005 To Fiscal 2004 Revenues

Revenues
--------

         Oil & Gas Sales. Oil and Gas sales increased 13% to $469,442 in the fiscal year ended June 30, 2005 ("fiscal 2005") from $414,741 in the fiscal year ended June 30, 2004 ("fiscal 2004"), due to higher oil and gas prices.

Costs and Expenses
------------------

     Production  and  Operating   Expense.   Production  and  Operating  Expense
increased 46% to $273,074 in the year ended June 30, 2005 from $186,465 in the year ended June 30, 2004 due to bringing additional wells on line.

     Depreciation, depletion and amortization. Depreciation, depletion and amortization increased 348% to $364,496 in fiscal 2005 from $104,735 in fiscal 2004. The increase was primarily due to an increase in costs in the full-cost pool.

     Selling, General and Administration Expenses (SG&A). SG&A increased 64% to $394,827 in the year ended June 30, 2005 from $240,022 in the year ended June 30, 2004 because officer stock grants were expensed at a higher average stock price.

     Interest Expense. Interest Expense increased to $193,313 in the year ended June 30, 2005 from $75 in the year ended June 30, 2004 due to borrowing $2,635,000 on or about October 1, 2004.

     Gain on Sale of Assets. Gain on Sale of Assets was $0 in the years ended June 30, 2005 and ended June 30, 2004 because no assets were sold in either year.

Net Loss
--------

     Net Loss. Net loss increased to reflect a loss of $784,526 in fiscal 2005 from a loss of $114,116 in fiscal 2004 as a result of increased interest expense, increased depreciation, depletion and amortization, and increased expenses.

Three Months Ended March 31, 2006 Compared To Three Months Ended March 31, 2005:

     Gross Revenues for the three months ended March 31, 2006 decreased from $126,449 at March 31, 2005 to $82,450 at March 31, 2006 due primarily to decreased gas production from the Texas wells as a result of normal depletion.

     Oil and Gas Production, Operating and Development Costs decreased from $88,707 (70% of oil and gas sales) at March 31, 2005 to $73,143 (89% of oil and gas sales) at March 31, 2006 due primarily to a decrease in costs for rental equipment, swabbing services and saltwater disposal services for the Louisiana wells.

     Operating loss increased from a loss of $253,320 at March 31, 2005 to a loss of $349,674 at March 31, 2006 due primarily to higher general & administrative ("G&A") costs, partially offset by a decrease in depreciation, depletion and amortization ("DD&A"). G&A costs increased mainly as a result of the amortization of stock grants of $121,550 to officers and directors and an overall increase in G&A as a result of increased activity of the Company. (See "Stock Grants" in Notes to Condensed Financial Statements elsewhere herein.) DD&A decreased as a result of lower production volumes.

Nine Months Ended March 31, 2006 Compared to Nine Months Ended March 31, 2005:

     Gross Revenues for the nine months ended March 31, 2006 increased from $341,961 at March 31, 2005 to $392,483 at March 31, 2006 due to increased gas production from the completion of additional wells.

     Oil and Gas Production, Operating and Development Costs increased from $195,209 (57% of oil and gas sales) at March 31, 2005 to $241,871 (62% of oil and gas sales) at March 31, 2006 due primarily to greater activity resulting from more wells being brought online.

     Operating loss increased from a loss of $287,919 at March 31, 2005 to a loss of $1,123,776 at March 31, 2006 due to increases in production, operating and development costs and G&A costs. G&A costs increased primarily as a result of an aggregate of $605,120 in charges relating to stock grants to officers and directors. (See "Stock Grants" in Notes to Condensed Financial Statements elsewhere herein.)

Liquidity And Capital Resources

Overview
--------

     Our primary financial resource is our oil and gas reserves. We do not have any credit facilities to supplement our internally generated cash flow as a source of financing for our capital expenditure programs. Product prices, over which we have no control, have a significant impact on revenues from production and the value of such reserves and thereby on our borrowing capacity in the event we determine to borrow funds. Within the confines of product pricing, we must be able to find and develop or acquire oil and gas reserves in a cost effective manner in order to generate sufficient financial resources through internal means to complete the financing of our capital expenditure program.

     We had net working capital of $576,294 at June 30, 2005 and $2,113,056 as of December 31, 2005.

     Long-term debt of the Company was $6,550,000 on March 31, 2006; and net of discounts, was $5,295,158 on March 31, 2006, pursuant to the senior debt financing and note payable to affiliate as mentioned in the Notes to Condensed Financial Statements. The current portion of long-term debt is $250,000 which is due March 31, 2007.

     The  following   discussion  sets  forth  our  current  plans  for  capital expenditures in fiscal 2006, and the expected capital resources needed to finance such plans.

     Capital Expenditures

     At the present time, we anticipate an increase to spending on exploration and development activities during fiscal 2006 through the development of strategic alliances that will position us to take advantage of possible acquisition objectives that will fit into our core activity areas of oil and gas production.

     We will increase our planned activities for fiscal 2006 if product prices remain strong and if we are able to obtain the capital resources necessary to finance such activities. See "Business."

     Working Capital And Cash Flow

     During fiscal 2005, the Company generated cash flow from operating activities of $(185,085). The Company's working capital increased to $576,294 at June 30, 2005 from $143,031 at June 30, 2004, due to a balance remaining from the $2,635,000 borrowed on or about October 1, 2004. For the six month period ended December 31, 2005, our working capital increased to $2,113,056 at December 31, 2005 from $1,162,153 at December 31, 2004.

     Capital Resources

     The Company cannot be certain that the funds which will be available from completed and pending sales of assets, and as combined with operating cash flow, will be adequate to fund the projected capital expenditures for fiscal 2006. However, because future cash flows and the availability of borrowings are subject to a number of variables, such as prevailing prices of oil and gas, actual production from existing and newly-completed wells, the Company's success in developing and producing new reserves, and the uncertainty with respect to the amount of funds which may ultimately be required to finance the Company's exploration program, there can be no assurance that the Company's capital resources will be sufficient to sustain the Company's exploratory and development activities.

     If funds available from asset sales, and as combined with operating cash flow, are not sufficient to fund its anticipated levels of capital expenditures, the Company will be required to seek alternative forms of capital resources, including the sale of other assets and the issuance of debt or equity securities. Although the Company believes it will be able to obtain funds pursuant to one or more of these alternatives, if needed, management cannot be assured that any such capital resources will be available to the Company. If additional capital resources are needed, but we are unable to obtain such capital resources on a timely basis, the Company may not be able to maintain a level of liquidity sufficient to meet its obligations as they mature or to implement its capital expenditures or develop its assets.

     Inflation

     Although the level of inflation affects certain of our costs and expenses, inflation did not have a significant effect on our results of operations during fiscal 2005 or the six months ended December 31, 2005.

Recent Transactions
-------------------

     Additionally, in June 2006, the Company entered into that certain Subscription Agreement with Chuck Vickers ("Subscriber"), whereby the Company sold 179,000 shares of common stock at $0.84 per share, or an aggregate amount of $150,360.00 to Subscriber. In connection with this transaction, the Company granted the Subscriber the right to register the shares in a registration statement filed by the Company with the SEC relating to an offering for the account of others.

     The shares and warrants were issued by the Company in reliance upon an exemption from registration set forth in Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving a public offering.

     On February 6, 2006, the Company entered into a Credit Agreement with Petro Capital V, L.P. (the "Lender") pursuant to which the Lender advanced to the Company $5,500,000. The indebtedness bears interest at a rate of 12.5% per annum, matures on February 6, 2009 and is secured by substantially all of the assets of the Company. Approximately $1.8 million of the funded amount was used to retire the Company's previously outstanding senior debt. In connection with the funding under the Credit Agreement, the Company issued to the Lender and Petro Capital Securities, LLC, warrants, with five-year expirations, for the purchase of up to 1,833,334 and 250,000 shares, respectively, of Company common stock at an exercise price of $1.00 per share.

     Also on February 6, 2006, the Company entered into a Purchase Agreement with Tauren Exploration, Inc., an entity wholly owned by Calvin Wallen III, the Company's Chairman of the Board and Chief Executive Officer, with respect to the purchase by the Company of certain Cotton Valley leasehold interests (approximately 11,000 gross acres; 5,000 net acres) held by Tauren. Pursuant to the Purchase Agreement, the Company acquired from Tauren a 35% working interest in approximately 2,400 acres and a 49% working interest in approximately 8,500 acres located in DeSoto and Caddo Parishes, Louisiana, along with an associated Area of Mutual Interest ("AMI") and the right to acquire at "cost" (as defined in the Purchase Agreement) a seventy percent (70%) working interest in all additional mineral leases obtained by Tauren in the AMI, in exchange for (a) $3,500,000 in cash, (b) 2,500,000 unregistered shares of Company common stock,
(c) a short-term promissory note in the amount of $1,300,000, which note is convertible into Company common stock at a conversion price of $0.80/share, and
(d) a drilling credit of $2,100,000. The Company also received an exclusive 60-day option to purchase a working interest in an additional 2,160 net acres in the aforementioned leasehold for the consideration described in the Purchase Agreement. The cash portion of the purchase price was funded with amounts advanced under the Credit Agreement.

     The consideration described above was determined based upon negotiations between Tauren and a Special Committee of the Company's directors, excluding Mr. Wallen. The Special Committee obtained an opinion from its independent financial advisor with respect to the fairness, from a financial point of view, to the public stockholders of the Company, of such transactions.

     On December 16, 2005, the Company closed a private placement and issued 2,500,000 common shares at a price of $.80 per share pursuant to a Securities Purchase Agreement, dated December 12, 2005, by and among the Company and the Purchasers identified therein (the "Purchasers"). In connection with the Securities Purchase Agreement, the Company issued the Purchasers warrants, with a five year expiration, for the purchase of up to 1,000,000 shares of Company common stock at an exercise price of $1.00 per share and granted the Purchasers certain registration rights pursuant to the terms and conditions of that certain Registration Rights Agreement, dated December 12, 2005.

     On October 6, 2004, the Company closed a Securities Purchase Agreement and issued $2,635,000 in principal amount of 7% Senior Secured Convertible Debentures due September 30, 2009 (the "Debentures") to a group of institutional and high net worth investors. None of the investors have a material relationship with the Company or any of its affiliates other than the transactions entered into in connection with the sale of the Debentures. Proceeds from the sale of the Debentures were used to acquire a 25% working interest in eight sections of land comprising the Bethany-Longstreet play of Northern Louisiana, a 25% interest in infrastructure and a 25% working interest in the spudding of two wells, which two wells have been drilled. The Debentures are secured by a Deed of Trust, Security Agreement, Assignment of Production and a Fixture Filing. The Debentures pay an annual interest rate of 7% on a quarterly basis and are convertible into shares of the Company's common stock, $0.05 par value per share, at a price of $0.50 per share. As of December 31, 2005, $705,000 in debt has converted into 1,410,000 shares. The Company has the option to pay the interest on the Debentures in Common Stock, and has made the interest payments of $125,814 through December 31, 2004 in-kind. The investors also received warrants to purchase an additional 2,635,000 shares of Common Stock with an exercise price of $1.00 per share. The Company and the investors entered into a Registration Rights Agreement, whereby the Company has agreed to register the shares convertible under the Debentures and exercisable under the Warrants. None of the warrants had been exercised and all remained outstanding at December 31, 2005. As of February 6, 2006, a total of 185,942 shares were issued as payment in kind of interest and 2,310,000 shares issued upon conversion of the Debentures. On February 6, 2006, the remaining Debentures were retired with the proceeds of the new debt issue described above.

     On or about January 11, 2005, the Company issued 1,531,661 shares of its common stock, $0.05 par value per share, to Caravel Resources Energy Fund 2003-II, L.P. (the "Partnership") in exchange for a 0.1914575033 working interest in the Kraemer 24-1 Well, Desoto Parish, Township 14 N, Range 15 W,
Section 24 (the "Well"). The Company also issued 468,339 shares of Common Stock to Calvin A. Wallen III, the Company's Chairman of the Board, President and Chief Executive Officer, in exchange for a 0.0585424967 working interest in the Well.

Subsequent Event
----------------

     On July 28, 2006, the Company entered into and consummated unregistered transactions pursuant to Subscription and Registration Rights Agreements (the "Subscription Agreements") with certain accredited investors that are unaffiliated with the Company (the "Investors"). Pursuant to the Subscription Agreements, the Investors paid aggregate consideration of $2,100,000 to the Company for 3,000,000 shares of the Company's common stock and warrants exercisable into 1,500,000 shares of common stock. The warrants are exercisable through July 31, 2011, at $0.70 per share. In addition to reimbursement of certain expenses incurred in connection with this offering, the Company agreed to pay 2% of the aggregate consideration, in cash, plus 150,000 shares of common stock valued at $0.70 per share, to a placement agent.

Stock Grants
------------

     On December 29, 2005, the shareholders of the Company approved the Director and Officer Compensation Plan (the "Plan"). Accordingly, previously authorized conditional stock grants aggregating 597,000 un-registered shares were issued to the officers and directors of the Company. As of December 29, 2005, the aggregate market value of the common stock granted was $483,570 based on the last sale price on the OTC Bulletin Board of the Company's common stock.

     Additionally, on January 4, 2005, the Company issued stock grants aggregating 572,000 un-registered shares to the officers and directors of the Company under the Plan. As of such date, the aggregate market value of the common stock granted was $486,200 based on the last sale price on the OTC Bulletin Board of the Company's common stock.

 Long-Term Debt
 --------------

     Long-term debt of the company was $1,930,000 on December 31, 2005; and net of discounts, was $1,649,311 on December 31, 2005, under the convertible debt financing obtained by the Company as mentioned in the preceding paragraphs.

                                    BUSINESS

General

     Cubic Energy, Inc. is an independent energy company engaged in the development and production of, and exploration for, crude oil and natural gas. Our oil and gas assets are concentrated principally in Texas and Louisiana. At June 30, 2005, our total proved reserves were 85,986 BOE.

     We were incorporated in October 1978 in the State of Texas, and in March 1980, we were merged into a publicly held Utah corporation with the surviving entity being Roseland Oil and Gas, Inc., a Utah corporation. In August 1991, Roseland Oil and Gas, Inc., the Utah Corporation, was merged into an Oklahoma corporation, and we relocated our corporate offices from Houston, Texas to Tulsa, Oklahoma. In October of 1999, pursuant to approval of the Shareholders, Roseland Oil and Gas, Inc. was merged into Cubic Energy, Inc., a Texas corporation. References to Cubic, Roseland or the Company include the Company and our predecessors unless the context otherwise requires. Our principal executive office is located at 9870 Plano Road, Dallas, Texas, 75238, and our telephone number is (972) 686-0369.

     In December 1997, we entered into a Stock Purchase Agreement (the "Agreement") pursuant to which the Company issued 12,500,000 shares of our common stock in exchange for the conveyance to the Company of certain oil and gas properties by Calvin A. Wallen, III and his affiliates. In connection with the Stock Purchase Agreement, three of the five members of the Board of Directors resigned and new directors were appointed, including Mr. Wallen, who also became Chairman of the Board, Chief Executive Officer and President of the Company.

Description of Business

     Prior to the Agreement, we focused primarily on the acquisition of non-operated working interests and overriding royalty interests in oil and gas properties. Subsequent to the Agreement in December 1997, we moved our headquarters from Tulsa, Oklahoma to Garland, Texas in order to utilize an affiliate's assembled team of experienced management whose substantial expertise lay in acquisition, exploitation and development and the ability to manage both operated and non-operated oil and gas properties. Current management believes that the ability to operate our own properties will result in significant cost savings to the Company. In addition, after reviewing our existing property portfolio and refining our new business strategy, the management team initiated a divestment strategy to dispose of our non-strategic assets in non-core areas in order to concentrate on building core reserves. Pursuant to this strategy, we are reviewing plans to acquire and develop properties in our core areas in Texas and Louisiana, as well as establishing a drilling program for the drilling of exploratory, development and infill wells, a strategy previously unavailable to us due to the technical expertise and experience required and the lack of available resources. We have made substantial progress in redirecting our strategic business efforts and believe that attractive opportunities remain for acquisition and development of our remaining and future assets.

     On April 27, 2001, we completed an exchange offer pursuant to which we acquired (i) certain direct working interests in producing oil and/or natural gas wells (the "Working Interests") and (ii) all of the outstanding membership units in four privately held limited liability companies and approximately 9.85% of the membership interest in another privately held limited liability company, all of which are engaged in oil and/or natural gas exploration and production. The Working Interests consist of between 15% and 45% working interests in fourteen (14) wells. The Working Interests are part of projects operated by Tauren Exploration, Inc. ("Tauren"), an independent energy company, and Fossil Operating, Inc. ("Fossil") acts as the operator for some of the properties. Mr. Wallen is the sole shareholder, director and officer of Tauren and Fossil. The relationship between the Company and each of Tauren and Fossil were approved by our disinterested directors. The exchange offer was made to and was accepted by the various individual holders of the interests acquired. The Working Interests and the properties held are located in Texas and Louisiana. The consideration paid to the individuals who accepted the exchange offer was determined based on our valuation of the reserves underlying the interests acquired. The value of our common stock for purpose of the exchange offer was deemed to be $0.50 per share. In connection with the exchange offer, we issued approximately 11,141,256 shares of our common stock. In addition, as consideration for services rendered with respect to this exchange offer, C. K. Cooper & Company, Inc. and/or its principals and employees, received 111,413 shares of our common stock.

     Effective January 1, 2002, we entered into an agreement with Tauren whereby
(i) Tauren exchanged and traded the accounts receivable of $856,712 owed by the Company for 856,712 shares of restricted Company common stock, (ii) the Company attained ground floor opportunities from Tauren to participate in Tauren's prospect and project inventory, and (iii) certain warrants were issued to Tauren from the Company to acquire restricted Company common stock. A copy of this agreement was filed with the Company's Form 10-QSB for the quarter ended March 31, 2002.

     In April 2002, the Company made the strategic decision not to renew the Red Rock, Louisiana leaseholds, which action has had a substantial impact on the income statement for the Company for the year ended June 30, 2002. Despite the impact, we believe the decision not to re-new the leases will be to the ultimate benefit of the Company.

     On June 1, 2002, Tauren assigned certain oil and gas properties to the Company for de minimis consideration. We already had an interest in some of the properties assigned by Tauren.

     On October 6, 2004, the Company closed a Securities Purchase Agreement and issued $2,635,000 in principal amount of 7% Senior Secured Convertible Debentures due September 30, 2009 (the "Debentures") to a group of institutional and high net worth investors. None of the investors have a material relationship with the Company or any of its affiliates other than the transactions entered into in connection with the sale of the Debentures. Proceeds from the sale of the Debentures were used to acquire a 25% working interest in eight sections of land comprising the Bethany-Longstreet play of Northern Louisiana, a 25% interest in infrastructure and a 25% working interest in the spudding of two wells, which two wells have been drilled. As of December 31, 2005, $705,000 in debt has converted into 1,410,000 shares. The Company has the option to pay the interest on the Debentures in Common Stock, and has made the interest payments of $125,814 through December 31, 2004 in-kind. The investors also received warrants to purchase an additional 2,635,000 shares of Common Stock with an exercise price of $1.00 per share. None of the warrants had been exercised and all remained outstanding. As of February 6, 2006, a total of 185,942 shares were issued as payment in kind of interest and 2,310,000 shares issued upon conversion of the Debentures. On February 6, 2006, the remaining Debentures were retired with the proceeds of the new debt issue described above.

     We have allocated the proceeds from the issuance of the Debentures to the warrants and the Debentures based on their relative fair market values at the date of issuance. The value assigned to the warrants of $510,961 has been recorded as an increase in additional paid in capital. The assignment of a value to the warrants results in a loan discount being recorded for the same amount. The discount is being amortized over the original five year term of the Debentures as additional interest expense.

     We incurred loan costs of $264,300 on the issuance of the Debentures and warrants. The amount allocable to the Debentures of $213,049 has been capitalized and is being amortized over the term of the Debentures. Amortization of loan costs was $28,258 for the year ended June 30, 2005.

     The proceeds of the Debentures have primarily been used for the acquisition of interests in oil and gas properties. Through December 31, 2004, we incurred acquisition and development costs of $1,418,996 on properties with unproved reserves. On or before March 31, 2005, we determined that the reserves acquired in this transaction were proved, and the associated acquisition and development costs were transferred to proved properties and depletion has been computed in accordance with the full cost method.

     However, upon audit and further review, it has been determined that approximately $1,053,000 in lease acquisition costs were improperly moved to the proved category from the unproved category, and this amount has been re-categorized to the unproved category. The March 31, 2005 Form 10-QSB for the Company was amended to re-categorize the assets between proved and unproved, to restate the depletion and to restate the balance sheet accordingly. The net effect of the amendment did not result in a change in our total assets, but reflected a material change in asset classification. In addition, the balance of the prepaid drilling costs, net of allocable expenses, as of June 30, 2005, was $303,667.

     On or about January 11, 2005, we issued 1,531,661 shares of common stock to Caravel Resources Energy Fund 2003-II, L.P. in exchange for a 0.1914575033 working interest in the Kraemer 24-1 Well, Desoto Parish, Township 14 N, Range 15 W, Section 24. The Company also issued 468,339 shares of common stock to Mr. Wallen in exchange for a 0.0585424967 working interest in Kraemer 24-1 Well, Desoto Parish, Township 14 N, Range 15 W, Section 24.

     On February 6, 2006, we entered into a Credit Agreement with Petro Capital V, L.P. (the "Lender") pursuant to which the Lender advanced to the Company $5,500,000. The indebtedness bears interest at a rate of 12.5% per annum, matures on February 6, 2009 and is secured by substantially all of the assets of the Company. Approximately $1.8 million of the funded amount was used to retire the Company's previously outstanding senior debt. In connection with the funding under the Credit Agreement, the Company issued to the Lender and Petro Capital Securities, LLC, warrants, with five-year expirations, for the purchase of up to 1,833,334 and 250,000 shares, respectively, of Company common stock at an exercise price of $1.00 per share.

     Also, on February 6, 2006, the Company entered into a Purchase Agreement with Tauren Exploration, Inc., an entity wholly owned by Calvin Wallen III, the Company's Chairman of the Board and Chief Executive Officer, with respect to the purchase by the Company of certain Cotton Valley leasehold interests (approximately 11,000 gross acres; 5,000 net acres) held by Tauren. Pursuant to the Purchase Agreement, the Company acquired from Tauren a 35% working interest in approximately 2,400 acres and a 49% working interest in approximately 8,500 acres located in DeSoto and Caddo Parishes, Louisiana, along with an associated Area of Mutual Interest ("AMI") and the right to acquire at "cost" (as defined in the Purchase Agreement) a seventy percent (70%) working interest in all additional mineral leases obtained by Tauren in the AMI, in exchange for (a) $3,500,000 in cash, (b) 2,500,000 unregistered shares of Company common stock,
(c) a short-term promissory note in the amount of $1,300,000, which note is convertible into Company common stock at a conversion price of $0.80/share, and
(d) a drilling credit of $2,100,000. The Company also received an exclusive 60-day option to purchase a working interest in an additional 2,160 net acres in the aforementioned leasehold for the consideration described in the Purchase Agreement. The cash portion of the purchase price was funded with amounts advanced under the Credit Agreement.

Principal Oil and Gas Properties

     The following table summarizes certain information with respect to our principal areas of operation at June 30, 2005:

------------- ------------- -------------- -------------------- ----------------
                                                 Percent            Present
                  Oil            Gas            of Proved            Value
    Areas        (Bbl)          (Mcf)           Reserves          (Disc @ 10%)
    -----        -----          -----           --------          ------------

------------- ------------- -------------- -------------------- ----------------
  Louisiana       360          297,796             65%              $690,800
    Texas         688          211,829             35%              $380,300
------------- ------------- -------------- -------------------- ----------------
    Total         1048         509,625            100%             $1,071,100
------------- ------------- -------------- -------------------- ----------------

     Our Texas properties are situated in Palo Pinto, Eastland and Callahan Counties. Our Louisiana properties are situated in Caddo Parish and in Desoto Parish. At June 30, 2005, the Texas properties contained the majority of our proved reserves; however, it is anticipated that of our existing properties the ones in Louisiana will eventually contain the majority of our proved reserves. The Texas properties consist primarily of wells acquired by the Company in several transactions between 1991 and 2002 and through overriding royalty interests reserved in farm-out agreements in 1998 and 1999. The Louisiana properties were acquired on or about October 1, 2004 and January 11, 2005 in transactions described herein.

     In June 1998, we agreed to a farm-out agreement with Cummings Company, reserving a 6.25% overriding royalty interest in any wells drilled under that agreement. As of June 30, 2000, Cummings had completed its drilling program on the farmed out interest and completed four wells, the Reagan 11-1, Reagan 11-2, Reagan 11-3 and the Reagan 11-4.

     In addition, on December 10, 1998, we entered into an agreement with Tauren that provides for Tauren to drill on our Section 11 in Palo Pinto County, Texas. The agreement grants Tauren a farm-out with Cubic retaining a 7.5% overriding royalty interest. The agreement also provides for a preferential right in the event that Tauren, at some later date, decides to dispose of a part or all of their interest in the drilled wells.

     Our net production for the fiscal year ending June 30, 2005, for all of the Company wells averaged approximately 185 Mcf of natural gas per day and 1 barrel of oil per day.

Exploration Activities

     Our strategy with respect to our domestic exploration program seeks to maintain a balanced portfolio of drilling opportunities that range from lower risk, field extension wells to higher risk, high reserve potential prospects. Our focus is primarily on exploration opportunities that can benefit from advanced technologies, including 3-D seismic, designed to reduce risks and increase success rates. We develop prospects in-house at an affiliate and through strategic alliances with exploration companies that have expertise in specific target areas. In addition, we evaluate some externally generated prospects and plan to participate in some of these opportunities to enhance our portfolio.

     We are currently focusing our domestic exploration activities to develop our undeveloped leasehold opportunities in Louisiana and Texas. Currently we have development opportunities and seek to acquire additional leasehold interests in Caddo and Desoto Parishes, Louisiana, and in Palo Pinto, Callahan and Eastland Counties in Texas. These areas are a part of geologic studies utilizing regional trend surface analysis, 2-D and 3-D seismic data, AVO analysis and/or vast sub-surface control. Prospects have been developed from 4,000-10,500 feet in depth in the Cotton Valley, Hosston, Gloyd, Pettet, Paluxy,

Strawn sandstone, Bend conglomerate and Caddo limestone.

     We also have included an acquisition strategy to our business plan that would allow us to capitalize on producing oil and gas acquisition targets. Marketing of Production

Crude Oil and Natural Gas
-------------------------

     Our production consists mainly of natural gas. We market our operated production of natural gas to two purchasers (i) in Texas, Enbridge Gathering, LP, as successor to Devon Gas Services LP, and (ii) in Louisiana, Crosstex Gulf Coast Marketing, Ltd. We sell our crude oil and condensate production at or near the well site, although in some cases it is gathered by us or others and delivered to a central point of sale. Our crude oil and condensate production is transported by truck or by pipeline and is typically committed to arrangements having a term of one year or less. We have not engaged in crude oil hedging or trading activities. We utilize short-term gas contracts with prices that are related to market conditions in varying degrees and have not engaged in natural gas hedging or futures trading.

     We believe we would be able to locate alternate purchasers in the event of the loss of any one of these purchasers, and that any such loss would not have a material adverse effect on our financial condition or results of operations. Revenue from the sale of natural gas totaled $447,470 for the fiscal year ended June 30, 2005 and represented 95% of our total oil and gas revenues for that fiscal year.

Price Considerations

     Crude oil prices are established in a highly liquid, international market, with average crude oil prices that we receive generally fluctuating with changes in the futures price established on the NYMEX for West Texas Intermediate Crude Oil ("NYMEX-WTI"). The average crude oil price per Bbl received by us in fiscal year 2005 was $43.42.

     Natural gas prices in the geographical areas in which we operate are closely tied to established price indices which are heavily influenced by national and regional supply and demand factors and the futures price per MMBTU for natural gas delivered at Henry Hub, Louisiana established on the NYMEX ("NYMEX-Henry Hub"). At times, these indices correlate closely with the NYMEX-Henry Hub price, but often there are significant variances between the NYMEX-Henry Hub price and the indices used to price our natural gas. Average natural gas prices received by us in each of our operating areas generally fluctuate with changes in these established indices. The average natural gas price per Mcf received by us in fiscal 2005 was $6.61.

Oil and Gas Reserves

     The following tables set forth the proved developed, proved non-producing and undeveloped reserves at June 30, 2005, the estimated future net revenues from such proved reserves and the Present Value and Standardized Measure of Discounted Future Net Cash Flows attributable to our reserves at June 30, 2005, 2004 and 2003:


                                                                      10%
Category              Oil (Bbls)  Gas (Mcf)  Total (Mcfe)   Income    Discount
--------------------  ----------  ---------  ------------  ---------  --------

Proved Producing             989    250,889       262,757  $ 616,200  $478,300
Proved Non-Producing          59    258,736       259,444  $1286,100  $592,800
Proved Undeveloped          --         --            --         --        --

                                                        AT JUNE 30,
                                           ------------------------------------
                                              2005         2004         2003
Proved Reserves:
     Oil (Bbl)
                                                 1048            0            0
     Gas (Mcf)
                                              509,625      311,098      330,409
BOE
                                               85,986       51,850       55,068
Estimated future net revenues              $1,902,300   $  975,468   $1,098,147
     (before income tax)
       Standardized Measure (1)            $1,071,100   $  731,913   $  798,381
Proved developed reserves:
     Oil (Bbl)                                   1048            0            0
      Gas (Mcf)                               509,625      311,098      330,409
BOE                                            85,986       51,850       55,068
Estimated future net revenues              $1,092,300   $  975,468   $1,098,147
     (before income tax)
Present Value                              $1,071,100   $  731,913   $  798,381
Standardized Measure (1)                   $1,071,100   $  731,913   $  798,381
Weighted average sales prices:
     Oil (Bbl)                             $    42.43   $    32.16   $    26.20
     Gas (Mcf)                             $     6.61   $     5.55   $     4.91

-----------------------------

(1) The Standardized Measure of Discounted Future Net Cash Flows prepared by the Company represents the present value (using an annual discount rate of 10%) of estimated future net revenues from the production of proved reserves, after giving effect to income taxes. See the Supplemental Financial Information attached to the Financial Statements of the Company included elsewhere in this prospectus for additional information regarding the disclosure of the Standardized Measure information in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 69, "Disclosures about Oil and Gas Producing Activities."


     All information set forth in this prospectus relating to our proved reserves, estimated future net revenues and present values is taken from reports prepared by the Houston, Texas office of Netherland Sewell & Associates, Inc. ("NSA"), our new independent, petroleum engineering firm. The estimates of this engineering firm were based upon review of production histories and other geological, economic, ownership and engineering data provided by the Company. No reports on our reserves have been filed with any federal agency. In accordance with guidelines of the SEC, our estimates of proved reserves and the future net revenues from which Present Values are derived are made using year end oil and gas sales prices held constant throughout the life of the properties (except to the extent a contract specifically provides otherwise). Operating costs, development costs and certain production-related taxes were deducted in arriving at estimated future net revenues, but such costs do not include debt service or general and administrative expenses.

     The reserve  report from NSA showed a dramatic  downward  variance from the expectations of management for the Company in proved reserves, as NSA re-classified some thought to be proved reserves as possible or probable. The Company and its management believe that the significance of this variance in reserves is overridden in the investor confidence inspired by our association with NSA.

     There are numerous uncertainties inherent in estimating oil and gas reserves and their values, including many factors beyond our control. The reserve data set forth in this Report represents estimates only. Reservoir engineering is a subjective process of estimating the sizes of underground accumulations of oil and gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. As a result, estimates of different engineers, including those used by us, may vary. In addition, estimates of reserves are subject to revision based upon actual production, results of future development, exploitation and exploration activities, prevailing oil and gas prices, operating costs and other factors, which revisions may be material. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered and are highly dependent upon the accuracy of the assumptions upon which they are based. There can be no assurance that these estimates are accurate predictions of our oil and gas reserves or their values. Estimates with respect to proved reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than actual production history. Estimates based on these methods are generally less reliable than those based on actual production history.

     Subsequent evaluation of the same reserves based upon production history will result in variations, which may be substantial, in the estimated reserves.

Net Production, Sales Prices and Costs

     The following table presents certain information with respect to oil and gas production, prices and costs attributable to all oil and gas property interests owned by us for the period ended June 30, 2005.


                                             Year Ended             Year Ended
Production Volumes:                         June 30, 2005         June 30, 2004
------------------                          -------------         -------------
Oil (Bbl)                                        506                    562
Gas (Mcf)                                      67,744                 71,804
Weighted Average Sales Prices:
-----------------------------
Oil (per Bbl)                                  $43.42                 $32.16
Gas (per Mcf)                                  $ 6.61                 $ 5.55
Selected Expenses Per BOE:
-------------------------
Lease operating                                $23.15                 $14.88
Depreciation, depletion and                    $30.90                 $ 8.36
Amortization
General and administrative                     $33.47                 $19.16

Productive Wells and Acreage

Productive Wells
----------------

     The following table sets forth our domestic productive wells at June 30, 2005:

          Oil                     Gas                       Total
    Gross      Net          Gross      Net            Gross        Net
    -----      ---          -----      ---            -----        ---

     -0-       -0-            17      13.65            17         13.65

Acreage

     The following table sets forth our undeveloped and developed gross and net leasehold acreage at June 30, 2005. Undeveloped acreage includes leased acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas, regardless of whether or not such acreage contains proved reserves.

          Undeveloped                Developed               Total
    Gross              Net     Gross           Net     Gross        Net
    -----              ---     -----           ---     -----        ---

    4928              1232     1122            939      6050        2171

     All the leases for the undeveloped acreage summarized in the preceding table will expire at the end of their respective primary terms unless prior to that date the existing leases are renewed or production has been obtained from the acreage subject to the lease, in which event the lease will remain in effect until the cessation of production. As is customary in the industry, we generally acquire oil and gas acreage without any warranty of title except as to claims made by, through or under the transferor. Although we have title to developed acreage examined prior to acquisition in those cases in which the economic significance of the acreage justifies the cost, there can be no assurance that losses will not result from title defects or from defects in the assignment of leasehold rights. In many instances, title opinions may not be obtained if in our judgment it would be uneconomical or impractical to do so.

Operations

     We are not the operator of our wells, but in most or all cases Fossil, an entity related to Mr. Wallen, is the operator.

     We have contract relationships with petroleum engineers, geologists and other operations and production specialists who we believe will be able to improve production rates, increase reserves and/or lower the cost of operating our oil and gas properties.

     Oil and gas properties are customarily operated under the terms of a joint operating agreement, which provides for reimbursement of the operator's direct expenses and monthly per well supervision fees. Per well supervision fees vary widely depending on the geographic location and producing formation of the well, whether the well produces oil or gas and other factors


                                   MANAGEMENT


Directors and Executive Officers

     The following table provides information concerning each of our executive officers and directors as of May 15, 2006:

----------------------- ------- -------------------------------------- --------------------
        Name              Age          Positions and Offices             Director/Officer
        ----              ---          ---------------------                  Since
                                                                              -----
----------------------- ------- -------------------------------------- --------------------
Calvin A. Wallen, III     50    Chairman  of  the  Board,  President           1997
                                and Chief Executive Officer
----------------------- ------- -------------------------------------- --------------------
Jon S. Ross               41    Director and Secretary                         1998
----------------------- ------- -------------------------------------- --------------------
Gene C. Howard            77    Director                                       1991
----------------------- ------- -------------------------------------- --------------------
Herbert A. Bayer          55    Director                                       2003
----------------------- ------- -------------------------------------- --------------------
Bob L. Clements           63    Director                                       2004
----------------------- ------- -------------------------------------- --------------------
James L. Busby            45    Chief Financial Officer                        2005
----------------------- ------- -------------------------------------- --------------------

     CALVIN A.  WALLEN,  III has  served as the  President  and Chief  Executive
Officer of the Company since December 1997, and as Chairman of the Board of Directors since June 1999. Mr. Wallen has over 20 years of experience in the oil and gas industry working as a drilling and petroleum engineer. He was employed by Superior Oil and various other drilling contractors including Resource, Tom Brown and Rowan International. He assisted in the design and construction of several land rigs with advanced drilling systems and has domestic and international experience in drilling engineering. While employed by Rowan International, Mr. Wallen gained experience in drilling high angle directional wells at Prudhoe Bay on contract to Arco. In 1982, Mr. Wallen began acquiring and developing oil and gas properties, forming a production company that has evolved into Tauren Exploration, Inc. Mr. Wallen did his undergraduate studies at Texas A&M University in College Station, Texas.

     JON S. ROSS has served as a director of the Company since April 1998 and as Secretary since November 1998. Since 1989, Mr. Ross has been a practicing attorney in Dallas, Texas specializing in the representation of over eighty corporate entities within the past fifteen years. He has served on several community and not-for-profit committees and Boards and has been asked to speak to corporate and civic leaders on a variety of corporate law topics. Mr. Ross graduated from St. Mark's School of Texas with honors in 1982 and graduated from the University of Texas at Austin in 1986 with a B.B.A. in Accounting. He then graduated from the University of Texas School of Law in 1989 attaining a Juris Doctorate degree.

     GENE C. HOWARD is the Senior Partner of the law firm of Howard, Widdows, and Bufogle, P.C. of Tulsa, Oklahoma and has been engaged primarily in the private practice of law over the past thirty-five years. Mr. Howard served in the Oklahoma State Senate from 1964 through 1982 and was President Pro Tem from 1975 through 1981. In addition, he served as the Chairman of the Board of Farmers and Exchange Bank from 1972 through 1991 and on the Board of Directors of Local Federal Bank of Oklahoma. Mr. Howard is a Director of the Oklahoma State Education and Employment Group Insurance Board and presently acts as Chairman. Mr. Howard served as Director of EntreCap and Hinderliter corporations from 1991 to August of 1992. He is also Chairman of the Board of Philadelphia Mortgage Trust ("PMT").

     HERBERT A. BAYER has served as a director of Cubic Energy, Inc. since May, 2003. Mr. Bayer is uniquely positioned to help in the growth of the company and increase shareholder value. His career over the last 20 years has lead him to be the top salesman for ITRON. He has worked with Investor Owned utilities,

Government Run Municipalities and Electric Cooperatives. He has served as Vice President of two companies and on Board of Directors of a third. His major course of study at Indiana State University was Business Management and has broadened his knowledge base with additional study in courses such as Miller Heiman Strategic Selling, IBM Management, Dale Carnegie, Professional Management Techniques, Contract Negotiations and Human Relations. Mr. Bayer is currently the Director of Client Services for Communications and Information Solutions for CH2M HILL, a $3.5 billion world-wide company. He is working in Global Information Systems mainly in the Homeland Security market. His work experience includes work in Electronic Meter Reading, Automatic Meter Reading, Load Research, Internet Applications and Customer Information.

     BOB L. CLEMENTS joined the Company's board of directors in February 2004. Mr. Clements was born and raised in Texas. Mr. Clements has a degree in the OPM Program from the Harvard Business School. Mr. Clements has been in the wholesale food and restaurant business for over thirty years, currently controlling the largest independent producer of stuffed jalapenos and corn dogs as well as two successful restaurants in the Rockwall, Texas area. Mr. Clements has served and currently serves on a variety of profit and charitable committees and boards.

     JAMES L. BUSBY was appointed the Chief Financial Officer of the Company effective August 15, 2005. Mr. Busby joins the Company from Aviva Petroleum Inc. ("Aviva") where he served as the chief financial officer from February 2000 to August 2005. Mr. Busby also served as Aviva's treasurer from May 1994 through August 2005 and secretary from June 1996 through August 2005. Mr. Busby originally joined Aviva in November 1993 as its controller. Prior to joining Aviva, Mr. Busby spent more than 10 years with the public accounting firm KPMG, serving in several capacities including senior audit manager. Mr. Busby graduated from the University of Texas at Dallas with a Bachelor of Science degree in accounting in May 1984.

     On October 25, 2005, Alexander G. Montano, a director of the Company resigned from the board of directors. Mr. Montano confirmed that his resignation was not the result of any disagreement with the Company as to the Company's operations, policies or practices.

     There are no family relationships among any of the directors or executive officers of the Company. See "Certain Relationships and Related Transactions" for a description of transactions between the Company and its directors, executive officers or their affiliates.

Audit Committee

     The Audit Committee is comprised of Messrs. Howard (Chairman), Clements and Bayer. All of the members of the Audit Committee are "independent" under the rules of the SEC. The Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. Howard is the sole "audit committee financial expert" on the Audit Committee.

                             EXECUTIVE COMPENSATION

     The total cash compensation for the three fiscal years ended June 30, 2005, for Calvin A. Wallen, III, the Company's current Chief Executive Officer and Jon
S. Ross, the Company's current Secretary is set forth below in the following Summary Compensation Table. The Company has retained James L. Busby as its Chief Financial Officer, who was phased in to those duties on October 1, 2005. The cash compensation for the Officers below did not commence until January 1, 2005. No other person received cash compensation in excess of $100,000 during the fiscal year ended June 30, 2005.

                           SUMMARY COMPENSATION TABLE

                                                                    Other Annual
Name and Principal Position     Fiscal Year      Annual Salary      Compensation

Calvin A. Wallen, III,             2005            $78,000          $121,500(1)
President and CEO                  2004               0                  0
                                   2003               0                  0
Jon S. Ross,                       2005            $60,000          $ 81,000(2)
Secretary                          2004               0                  0
                                   2003               0                  0

     (1) Includes 150,000 shares of unregistered common stock issued pursuant to the Director and Officer Compensation Plan for the 2005 year.
     (2) Includes 100,000 shares of unregistered common stock issued pursuant to the Director and Officer Compensation Plan for the 2005 year.


     Warrants were granted to an affiliate of Calvin A. Wallen, III effective January 1, 2002, as described in that agreement attached as an exhibit to the March 31, 2002, Form 10-QSB, which have all expired.

     On September 12, 2003, the Board of Directors tentatively approved of a Director and Officer compensation plan as follows: (i) Directors of record as of June 1, 2003 would receive 24,000 restricted common shares (16,000 shares per year, multiplied by 1.5 years) for years of prior service, (ii) the President/CEO of the Company would receive 45,000 restricted common shares (30,000 share per year, multiplied by 1.5 years) for years of prior service,
(iii) the Secretary of the Company would receive 22,500 restricted Cubic common shares (15,000 shares per year, multiplied by 1.5 years) for prior years of service, (iv) going forward, Directors would receive 16,000 restricted common shares per year of service, (v) going forward, the President/CEO would receive 30,000 restricted common shares per year of service, (vi) going forward, the Secretary would receive 15,000 restricted common shares per year of service,
(vii) Audit Committee members would receive 10,000 restricted Cubic common shares per audit, and, (viii) any Compensation Committee member, should one be formed, would receive 3,000 restricted Cubic common shares per year of service. On October 25, 2004, Cubic issued 155,000 common shares of stock to its Officers and Directors pursuant to this plan. Based on a then market price of $0.51 per share, Cubic recorded a compensation expense of $79,050 for the year; which expense is recorded in the above financial statements as a selling, general and administrative expense.

     On March 30, 2005, the Compensation Committee voted and authorized, the Board Of Directors approved and on December 29, 2005, the Shareholders approved the following compensation plan, in addition to all other grants previously issued: (i) 150,000 un-registered shares to Calvin Wallen III, (ii) 100,000 un-registered shares to Jon Stuart Ross, (iii) 70,000 un-registered shares to Rick Sepulvado, and (iv) 30,000 un-registered shares to Lindsey Tate Renteria. Further, the Compensation Committee voted and authorized, and the Board Of Directors and the Shareholders approved, Director and Committee compensation as follows, in addition to all other grants previously issued: (a) $1,000 cash compensation per Director for each actual meeting held, (b) reimbursement for reasonable and necessary expenses, (c) grants of 25,000 un-registered shares for yearly Director service, (d) grants of 8,000 un-registered shares for service on the Compensation Committee, and (e) grants of 14,000 un-registered shares for service for upcoming audit committee, with the chairman to receive grants of 20,000 un-registered shares.

     On December 29, 2005, the shareholders of the Company approved the Director and Officer Compensation Plan (the "Plan"). Accordingly, previously authorized conditional stock grants aggregating 597,000 un-registered shares were approved for issuance and, on January 4, 2006, were issued to the officers and directors of the Company. Based on the then market price of $.81 on the OTC Bulletin Board on the date of approval, the aggregate market value of the common stock granted was $483,570. Such amount has been recorded as compensation expense and is included in general and administrative expense for the quarter ended December 31, 2005.

     Furthermore, on January 4, 2006, an additional 572,000 un-registered shares were issued to the officers and directors of the Company pursuant to the Plan for the 2006 calendar year. Based on the then market price of $.85 on the OTC Bulletin Board, the aggregate market value of the common stock granted was $486,200.

     Additionally, in connection with his appointment as Chief Financial Officer of the Company, Mr. Busby was granted 75,000 non-registered and restricted shares of the Company's common stock of which 37,500 shares vested on August 15, 2005 and the remaining 37,500 shares vested on December 15, 2005.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of the Company's common stock beneficially owned, as of August 2, 2006 by (i) each person known to the Company to beneficially own more than 5% of the common stock of the Company (the only class of voting securities now outstanding), (ii) each director and executive officer, and (iii) all directors and executive officers as a group. Unless otherwise indicated, the number of shares and percentage of ownership of common stock for each of the stockholders set forth below assumes that shares of common stock that the stockholder may acquire within sixty days of August 2, 2006 are outstanding.


------------------------------- ---------------------- ------------------------
                                                             Approximate
      Name and Address             Number of Shares        Percent of Class

------------------------------- ---------------------- ------------------------
Calvin A. Wallen, III                11,857,212(1)              26.0%
9870 Plano Road
Dallas, TX  75238

------------------------------- ---------------------- ------------------------
William Bruggeman                    10,307,303(2)              23.0%
20 Anemone Circle
North Oaks, MN  55127

------------------------------- ---------------------- ------------------------
Gene Howard                           514,245(3)                 1.1%
2402 East 29th St.
Tulsa, OK  74114

------------------------------- ---------------------- ------------------------
Bob Clements                          530,527(4)                 1.1%

9870 Plano Road
Dallas, TX  75238
------------------------------- ---------------------- ------------------------
                                      288,287(5)                  *
Herbert Bayer
9870 Plano Road
Dallas, TX  75238
------------------------------- ---------------------- ------------------------
Jon S. Ross                          347,500(6)                   *
9870 Plano Road
Dallas, TX  75238

------------------------------- ---------------------- ------------------------
James L. Busby                          150,000                   *
9870 Plano Road
Dallas, TX  75238

------------------------------- ---------------------- ------------------------
George Karfunkel                      3,375,000(7)               7.5%
9870 Plano Road
Dallas, Texas 75238

------------------------------- ---------------------- ------------------------
All officers and directors            13,685,271                30.0%
as a group (6 persons)
------------------------------- ---------------------- ------------------------
--------------------------
* - Less Than One Percent
(1) Includes 1,714,000 shares held by Tauren Exploration, Inc., an entity controlled by Mr. Wallen, includes 500,000 shares held by spouse, and includes 280,000 shares held by minor children.
(2) Includes 834,000 shares held by Diversified Dynamics Corp., a company controlled by William Bruggeman; includes 120,000 shares owned by Consumer Products Corp. in which Mr. Bruggeman's spouse, Ruth, is a joint owner; and includes 8,913,303 shares held jointly by William Bruggeman & Ruth Bruggeman as joint tenants with rights of survivorship.
(3) Includes 322,245 shares are held by Mr. Howard's spouse, Belva, of which Mr. Howard disclaims beneficial ownership.
(4) Includes 109,527 shares with spouse as joint tenants with right of survivorship.
(5) Includes 132, 287 shares held with spouse as joint tenants with rights of survivorship.
(6)  Includes 3000 shares held by minor children
(7)  Includes warrants exercisable into 1,125,000 shares of common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 1997, the Company entered into a Stock Purchase Agreement (the "Agreement") with Calvin A. Wallen, III or his designees, William Bruggeman and Ruth Bruggeman, and Diversified Dynamics, Inc. (together, the "Buyers"). Pursuant to the Agreement, the Company issued (i) 7,000,000 shares of its common stock to Calvin A. Wallen, III; (ii) 2,500,000 shares of common stock to Earthstock Resources, Inc., all of the shares of which are owned by Mr. Wallen;
(iii) 2,500,000 shares of common stock to William Bruggeman and Ruth Bruggeman as joint tenants with rights of survivorship; and (iv) 500,000 shares of common stock to Diversified Dynamics, which is controlled by the Bruggemans, representing an aggregate of approximately 71.3% of the issued and outstanding shares of common stock of the Company, with the shares issued to Mr. Wallen and his affiliates representing approximately 54.2% of the issued and outstanding shares of common stock of the Company. In exchange for the issuance of the Shares, the Buyers conveyed to the Company the interests in certain oil and gas properties owned by the Buyers, as well as the Buyers' entire interest in any contracts, leases, records and insurance policies affecting such interests (the "Consideration"). The amount of the Consideration was the result of an agreed negotiation between the Buyers and the Company. Prior to the negotiation and execution of the Agreement, there were no material relationships between the Company or any affiliates, officers or directors of the Company, on the one hand, and any of the Buyers, or any affiliates, officers or directors of any of the Buyers, on the other hand.

     On December 1, 1997, the Company entered into a contract with an affiliate controlled by Calvin A. Wallen III, our Chairman of the Board, Chief Executive Officer and President, to provide certain technical, administrative and management services needed to conduct its business. The terms of the contract provided for personnel to be contracted at current market rates in effect at the time the agreement was executed. In addition, the offices are subleased from an affiliate controlled by Mr. Wallen. The monthly amount charged to the Company is based on actual costs of materials and man-hours of the affiliates that are used pursuant to the terms of the agreement. As of January 1, 2002, the Company entered into a favorable arrangement with Mr. Wallen for the continued provision of staff and services on a prorated and/or as needed basis.

     On December 10, 1998, the Company entered into an agreement with Tauren that provides for Tauren to drill on the Company's Section 11 in Palo Pinto County, Texas. The agreement grants Tauren a farm-out retaining a 7.5% overriding royalty interest. The agreement also grants the Company preferential rights in the event that Tauren, at some later date, decides to divest part or all of their interests in the drilled wells. Tauren is an affiliate of Mr. Wallen.

     On April 27, 2001, the Company completed an exchange offer pursuant to which it acquired (i) certain direct working interests in producing oil and/or natural gas wells (the "Working Interests") and (ii) all of the outstanding membership units in four privately held limited liability companies and approximately 9.85% of the working interest in another privately held limited liability company, all of which are engaged in oil and/or natural gas exploration and production. The Working Interests consist of between 15% and 45% working interests in fourteen (14) wells. The Working Interests are part of projects operated by Tauren, an independent energy company, and Fossil acts as the operator for some of the properties. Mr. Wallen is the sole shareholder, director and officer of Tauren and Fossil. The relationship between the Company and each of Tauren and Fossil were approved by the disinterested directors of the Company. The exchange offer was made to and was accepted by the various individual holders of the interests acquired. The Working Interests and the properties held are located in Texas and Louisiana. The consideration paid to the individuals who accepted the exchange offer was determined based on the Company's valuation of the reserves underlying the interests acquired. The value of the Company's common stock for purpose of the exchange offer was deemed to be $0.50 per share. In connection with the exchange offer, the Company issued approximately 11,141,256 shares of the Company's common stock. In addition, as consideration for services rendered with respect to this exchange offer, C. K. Cooper & Company, and/or its principals and employees, received 111,413 shares of the Company's common stock.

     Effective January 1, 2002, the Company entered into an Agreement with Tauren whereby (i). Tauren exchanged and traded the accounts receivable of $856,712 owed by the Company for 856,712 shares of restricted Company common stock, (ii) the Company attained ground floor opportunities from Tauren to participate in Tauren's prospect and project inventory, and (iii) certain warrants were issued to Tauren from the Company to acquire restricted Company common stock. A copy of this Agreement was filed with the Company's Form 10-QSB for the period ended March 31, 2002.

     In April, 2002, the Company made the strategic decision not to renew the Red Rock Louisiana leaseholds, which action has had a substantial impact on the June 30, 2002 income statement for the Company. Despite the impact, the Company believes the decision not to renew the leases will be to the ultimate benefit of the Company.

     On June 1, 2002, Tauren assigned certain oil and gas properties to the Company for di minimus consideration. The Company already had an interest in some of the properties assigned for Tauren.

     On or about January 11, 2005, the Company issued 1,531,661 shares of its common stock to Caravel Resources Energy Fund 2003-II, L.P. (the "Partnership") in exchange for a 0.1914575033 working interest in the Kraemer 24-1 Well, Desoto Parish, Township 14 N, Range 15 W, Section 24 (the "Well"). The Company also issued 468,339 shares of its common stock to Calvin A. Wallen III, the Company's Chairman of the Board, President and Chief Executive Officer, in exchange for a
0.0585424967 working interest in the Well.

     On February 6, 2006,  the Company  entered into a Purchase  Agreement  with
Tauren Exploration, Inc., an entity wholly owned by Calvin Wallen III, the Company's Chairman of the Board and Chief Executive Officer, with respect to the purchase by the Company of certain Cotton Valley leasehold interests (approximately 11,000 gross acres; 5,000 net acres) held by Tauren. Pursuant to the Purchase Agreement, the Company acquired from Tauren a 35% working interest in approximately 2,400 acres and a 49% working interest in approximately 8,500 acres located in DeSoto and Caddo Parishes, Louisiana, along with an associated Area of Mutual Interest ("AMI") and the right to acquire at "cost" (as defined in the Purchase Agreement) a seventy percent (70%) working interest in all additional mineral leases obtained by Tauren in the AMI, in exchange for (a) $3,500,000 in cash, (b) 2,500,000 unregistered shares of Company common stock,
(c) a short-term promissory note in the amount of $1,300,000, which note is convertible into Company common stock at a conversion price of $0.80/share, and
(d) a drilling credit of $2,100,000. The Company also received an exclusive 60-day option to purchase a working interest in an additional 2,160 net acres in the aforementioned leasehold for the consideration described in the Purchase Agreement. The cash portion of the purchase price was funded with amounts advanced under the Credit Agreement.

     The consideration described above was determined based upon negotiations between Tauren and a Special Committee of the Company's directors, excluding Mr. Wallen. The Special Committee obtained an opinion from its independent financial advisor with respect to the fairness, from a financial point of view, to the public stockholders of the Company, of such transactions.

                          DESCRIPTION OF CAPITAL STOCK


     The following is a summary of the current material terms of our capital stock. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should read carefully the more detailed provisions of our articles of incorporation and by-laws. For information on how to obtain copies of our articles of incorporation and by-laws, see "Where You Can Find More Information."

General

     As of the date of this prospectus, our authorized capital stock consists of 100,000,000 shares of common stock, $0.05 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. No other classes of stock are authorized or expected to be authorized under our articles of incorporation. The issued and outstanding shares of our common stock duly authorized, validly issued, fully paid and nonassessable.

Common Stock

     Each holder of our common stock is entitled to one vote for each share of common stock held of record by such holder. Holders of our common stock, voting as a single class, are entitled to elect all of the directors of the Company. Matters submitted for shareholder approval generally require a majority vote. Holders of our common stock are entitled to receive ratably such dividends as may be declared by our board out of funds legally available therefor. Upon our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in our net assets. Holders of our common stock have no preemptive, redemption, conversion or other subscription rights.

     The registrar and transfer agent for our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034-8543,
(469) 633-0101.

Preferred Stock

     Our board has the power, without further vote of shareholders, to authorize the issuance of up to 10,000,000 shares of our preferred stock and to fix and determine the terms, limitations and relative rights and preferences of any shares of our preferred stock. This power includes the authority to establish voting, dividend, redemption, conversion, liquidation and other rights of any such shares. Our preferred stock may be divided into such number of series as our board determines. There are no shares of our preferred stock currently outstanding.


                              SELLING SHAREHOLDERS

     This  prospectus  relates to the  registration  of 2,500,000  shares of our common stock and warrants to purchase up to  3,883,434  shares of common  stock.
The  selling   shareholders   are  not   broker-dealers   or   affiliates  of  a
broker-dealer.  Because the shares were issued  pursuant to the  exemption  from registration  provided by Section 4(2) of the Securities Act and the issuance of those shares was not registered with the SEC, the selling shareholders currently hold "restricted stock."

     The following table sets forth, to the best of our knowledge, information concerning the selling shareholders, the number of shares currently held by the selling shareholders, the number of shares to be offered and sold by the selling shareholders and the amount and percentage of common stock that will be owned by the selling shareholders following the offering (assuming sale of all shares of common stock being offered) by the selling shareholders:


                                 Number of Shares Owned                            Number of Shares Owned
                                     Before Offering                                   After Offering
                                 ----------------------                            ----------------------
                                  No. of       Warrant       Percent   Shares      No. of        Percent
    Selling Shareholders          Shares       Shares       of Class   Offered     Shares        of Class
    --------------------          ------       ------       --------  ---------    ------        --------
Levy Family Partners, LLC          625,000     250,000        2.1%      875,000     -0-             --
Patrick Parker                     250,000     100,000           *      350,000     -0-             --
Bargus Partnership                 187,500      75,000           *      262,500     -0-             --
Edwin J. Hagerty                   125,000      50,000           *      175,000     -0-             --
Albert Adriani                     125,000      50,000           *      175,000     -0-             --
Petro Capital Holdings, LLC        125,000      50,000           *      175,000     -0-             --
X-Men, LLC                         812,500     325,000        2.7%    1,137,500     -0-             --
Barry S. Cohn Irrevocable Trust    187,500      75,000           *      262,500     -0-
Bruce Goldstein                     62,500      25,000           *       87,500     -0-
Petro Capital V, L.P.               --       2,633,434(1)     6.2%    2,633,434     -0-
Petro Capital Holdings, LLC                    250,000           *      250,000     -0-

-----------------------------------------------------
*     Less than one percent.
(1) Includes the warrants to purchase 500,100 shares of common stock reserved by the Company to be issued in exchange for any loans in excess of $5,500,000 and warrants to purchase an additional 300,000 shares of common stock reserved by the Company to be issued in exchange for the deferral of the first two quarterly principal payments due on the note.

                              PLAN OF DISTRIBUTION

     The common stock covered by this prospectus may be offered and sold from time to time by the selling shareholders. A Rule 424(b) prospectus supplement will be filed for any limited partners, donees, successors-in-interest and pledgees who receive shares from the selling shareholders after the date of this prospectus, except to the extent otherwise permitted. After effectiveness of this registration statement, the shares of common stock covered by this prospectus may be sold by the selling shareholders in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares of common stock, through short sales of shares of common stock, or a combination of such methods of sale, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of common stock may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; (b) a purchase by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this prospectus, including resale to another broker or dealer; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) privately negotiated transactions; (e) through put or call transactions; (f) through short sales of the offered shares; and (g) through underwritten transactions or otherwise. The period of distribution of these shares of common stock may occur over an extended period of time. This offering is expected to terminate at such time as all shares offered have been sold.

     The selling shareholders may effect such transactions by registering the shares of common stock directly to purchasers or to or through a broker or dealer, who may act as an agent or principal. Such broker or dealer may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares of common stock for whom such broker or dealer may act as agent or to whom he sells as principal, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). We know of no existing arrangements between any selling shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

     The selling shareholders will not pay any of the proceeds from the sale of the shares of common stock to us. We expect to incur expenses in connection with this offering in the amount of approximately $6,600 for registration, legal, accounting and miscellaneous fees and expenses. The selling shareholders will be solely responsible for commissions and discounts of brokers, dealers or agents, other selling expenses and the fees and expenses of their own counsel related to registration and resale of their shares, if any, none of which expenses will be borne by us.

     In offering the securities, the selling shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Exchange Act in connection with such sales, and any profits realized by the selling shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     We intend to advise the selling shareholders that when they sell the securities, they (1) are required to comply with Regulation M under the Exchange Act (as described in more detail below), (2) may not engage in any stabilization activity, except as permitted under the Exchange Act, (3) are required to furnish each broker-dealer (who may offer this common stock) copies of this prospectus, and (4) may not bid for or purchase any of our securities or attempt to induce any person to purchase any securities except as permitted under the Exchange Act.

     Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.


                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus constitutes a part of a registration statement on Form SB-2 that we have filed with the SEC under the Securities Act. This prospectus omits certain of the information contained in the registration statement, and reference is made to the registration statement for further information about us and the securities offered by this prospectus. Any statements contained in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the documents that have been filed.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents, including this registration statement, at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information. In addition, the SEC maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file reports electronically with the SEC.



                                  LEGAL MATTERS

     The legality of the securities offered hereby will be passed on for us by Gardere Wynne Sewell LLP, Dallas, Texas.

                                     EXPERTS

     Our financial statements as of June 30, 2005, for the years ended June 30, 2005 and 2004, and as of December 31, 2005 for the three and nine month periods ended March 31, 2006 and 2005 included in this prospectus have been included in reliance upon the report of Philip Vogel & Co., PC, given their authority as experts in accounting and auditing.

                               CUBIC ENERGY, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Independent Auditors' Report and Independent Accountant's Report.............F-2
Balance Sheets
    as of March 31, 2006 (unaudited) and June 30, 2005 and 2004..............F-3
Condensed Statement of Operations (unaudited)
    for three and nine months ended March 31, 2006 and 2005 .................F-5
Statement of Operations for years ended June 30, 2005, 2004 and 2003.........F-6
Statement of Changes in Stockholder's Equity.................................F-7
Condensed Statements of Cash Flows (unaudited)
    for the nine months ended March 31, 2006 and 2005....................... F-8
Statements of Cash Flows for years ended June 30, 2005, 2004 and 2003........F-9
Notes to Financial Statements...............................................F-10

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Cubic Energy, Inc.



We have audited the balance sheets of Cubic Energy, Inc., a Texas corporation, as of June 30, 2005 and 2004, and the related statements of operations, of changes in stockholders' equity and of cash flows for each of the three years in the period ended June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cubic Energy, Inc. as of June 30, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.



                                                    PHILIP VOGEL & CO. PC


                                                     /s/ Philip Vogel & CO., PC

                                                    Certified Public Accountants

Dallas, Texas

September 23, 2005

                         INDEPENDENT ACCOUNTANT'S REPORT



The Stockholders and Board of Directors
Cubic Energy, Inc.


The Stockholders and Board of Directors
Cubic Energy, Inc.


We have reviewed the accompanying condensed balance sheets as of March 31, 2006, and the related condensed statements of operations, and of cash flows of Cubic Energy, Inc. for the three-month and nine-month periods ended March 31, 2006 and 2005. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Cubic Energy, Inc. as of June 30, 2005, and the related statements of operations, stockholders' equity and cash flows for the year then ended; and in our report dated September 23, 2005, we expressed an unqualified opinion on those statements.




                                                    PHILIP VOGEL & CO., PC

                                                     /s/ Philip Vogel & Co., PC
                                                    ----------------------------
                                                    Certified Public Accountants


Dallas, Texas
May 12, 2006


                               CUBIC ENERGY, INC.
                            CONDENSED BALANCE SHEETS

                                     ASSETS

                                                     (Unaudited)
                                                   March 31, 2006   June 30, 2005   June 30, 2004
                                                   --------------   -------------   -------------

Current assets:
  Cash and cash equivalents                        $      341,235   $     257,253   $     193,213
  Accounts receivable                                      26,546          34,354          80,180
    Prepaid drilling costs                                327,495         303,666            --
    Prepaid and other assets                              364,650               0            --
                                                   --------------   -------------   -------------
    Total current assets                           $    1,059,926   $     595,273   $     273,393

Property and equipment (at cost):
  Oil and gas properties, full cost method:
    Proved properties (including wells and
    related equipment and facilities)              $    4,120,625   $   4,098,571   $   1,537,625
    Unproven properties                                 7,996,973       1,053,000            --
  Office and other equipment                                7,876           4,873             910
                                                   --------------   -------------   -------------
                                                   $   12,125,474   $   5,156,444   $   1,538,535
Less accumulated depreciation, depletion
  and amortization                                      1,655,639       1,469,345       1,104,849
                                                   --------------   -------------   -------------
                                                   $   10,469,835   $   3,687,099   $     433,686
                                                   --------------   -------------   -------------
Other Assets:
    Deferred loan costs - net                      $      349,491   $     132,639            --
                                                   --------------   -------------   -------------

TOTAL ASSETS                                       $   12,305,074   $   4,415,011   $     707,079
                                                   ==============   =============   =============




            See accompanying notes to condensed financial statements.


                               CUBIC ENERGY, INC.
                            CONDENSED BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                   (Unaudited)
                                                 March 31, 2006    June 30, 2005    June 30, 2004
                                                 --------------    -------------    -------------
Current liabilities:
  Accounts payable and accrued expenses          $      250,000   $      11,261    $     126,764
  Due to affiliates                                     134,187           7,717            3,598
                                                         90,493   -------------    -------------
Total current liabilities                        --------------   $      18,978    $     130,362
                                                 $      474,680   -------------    -------------
                                                 --------------
Non-current liabilities:
  Deferred income taxes                          $            0   $           0    $           0
                                                 --------------   -------------    -------------

Long-Term Liabilities
  Debentures payable - net of discounts          $    5,295,158   $   1,611,886    $           0
                                                 --------------   -------------    -------------

Commitments and contingencies

Stockholders' equity:

  Preferred stock - $.01 par value,
    authorized 10,000,000 shares,
    issued: none                                 $             0   $           0    $           0
                                                 ---------------   -------------    -------------

  Common stock - $.05 par value,
    Authorized 100,000,000 shares,
    issued 42,271,771 shares at
    March 31, 2006 and 35,161,963
    shares at June 30, 2005                      $    2,113,590   $    1,758,100        1,572,592

  Additional paid-in capital                         17,311,373       11,778,915        8,972,467

  Accumulated deficit                               (12,889,727)     (10,752,868)      (9,968,342
                                                 --------------    -------------    -------------

Stockholders' equity                             $    6,535,236    $   2,784,147          576,717
                                                 --------------    -------------    -------------

                                                 $   12,305,074    $   4,415,011    $     707,079
                                                 ==============    =============    =============




            See accompanying notes to condensed financial statements.

                               CUBIC ENERGY, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                             For the Three     For the Three
                                              Months Ended      Months Ended
                                             March 31, 2006    March 31, 2005
                                             --------------    --------------
Revenue:
  Oil and gas sales                          $       82,450    $      126,449
                                             --------------    --------------
Total revenue                                $       82,450    $      126,449
                                             --------------    --------------

Costs and expenses:
  Oil and gas production, operating and
  development costs                          $       73,143    $       88,707
  General and administrative expenses               313,527           115,272
  Depreciation, depletion and amortization           45,454           157,790
                                             --------------    --------------
Total costs and expenses                     $      432,124    $      361,769
                                             --------------    --------------

Operating income (loss):                     $     (349,674)   $     (253,320)
                                             --------------    --------------

Non-operating income (expense):
  Interest expense                           $     (210,254)   $      (68,405)
  Amortization of loan costs                        (21,103)           (7,234)
  Other income                                          836                 0
                                             --------------    --------------
Total non-operating income (expense)         $     (230,521)   $      (75,639)
                                             --------------    --------------

Gain (loss) on debt extinguishment:          $     (660,330)   $            0
                                             --------------    --------------

Income (loss) before taxes:                  $   (1,240,525)   $     (310,959)
                                             --------------    --------------

Provision for (benefit of) income taxes:     $            0    $            0
                                             --------------    --------------

Net income (loss)                            $   (1,240,525)   $     (310,959)
                                             ==============    ==============

Net gain (loss) per common share
  - basic and diluted:                       $       (0.030)   $       (0.009)
                                             ==============    ==============

Weighted average common shares outstanding
  - basic and diluted:                       $   40,932,522        34,319,736
                                             ==============    ==============




            See accompanying notes to condensed financial statements.

                               CUBIC ENERGY, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                              For the Nine      For the Nine
                                              Months Ended      Months Ended
                                             March 31, 2006    March 31, 2005
                                             --------------    --------------
Revenue:
  Oil and gas sales                          $      392,483    $      341,961
                                             --------------    --------------
Total revenue                                $      392,483    $      341,961
                                             --------------    --------------

Costs and expenses:
  Oil and gas production, operating and
    development costs                        $      241,871    $      195,209
  General and administrative expenses             1,088,094           235,913
  Depreciation, depletion and amortization          186,294           198,758
                                             --------------    --------------
Total costs and expenses                     $    1,516,259    $      629,880
                                             --------------    --------------

Operating income (loss)                      $   (1,123,776)   $     (287,919)
                                             --------------    --------------

Non-operating income (expense):
  Interest expense                           $     (316,881)   $     (140,489)
  Amortization of loan costs                        (36,707)          (20,449)
  Other income                                          835                 0
                                             --------------    --------------
Total non-operating income (expense)         $     (352,753)   $     (160,938)
                                             --------------    --------------

Gain (loss) on debt extinguishment:          $     (660,330)   $            0
                                             --------------    --------------

Income (loss) before taxes:                  $   (2,136,859)   $     (448,857)

Provision for (benefit of) income taxes:                  0                 0
                                             --------------    --------------

Net income (loss)                            $   (2,136,859)   $     (448,857)
                                             ==============    ==============

Net gain (loss) per common share
  - basic and diluted:                       $       (0.057)   $       (0.014)
                                             ==============    ==============

Weighted average common shares outstanding
  - basic and diluted:                       $   37,216,510        32,432,029
                                             ==============    ==============








            See accompanying notes to condensed financial statements.


                               CUBIC ENERGY, INC.

                            STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED JUNE 30, 2005, 2004 AND 2003


                                                         2005           2004           2003
                                                     -----------    -----------    -----------
Revenues:
Oil and gas sales                                    $   469,441    $   414,741    $   356,636
                                                     -----------    -----------    -----------

Total revenues                                       $   469,441    $   414,741    $   356,636
                                                     -----------    -----------    -----------

Costs and expenses:
Oil and gas production, operating and
development costs                                    $   273,074    $   186,465    $   167,303
Selling, general and administrative expenses             394,827        240,022        175,201
Depreciation, depletion and amortization                 364,496        104,735        119,249
                                                     -----------    -----------    -----------

Total costs and expenses                             $ 1,032,397    $   531,222    $   461,753
                                                     -----------    -----------    -----------

Operating income (loss)                              $  (562,956)   $  (116,481)   $  (105,117)
                                                     -----------    -----------    -----------

Non-operating income (expense):
Legal judgment                                       $      --      $      --      $  (112,000)
Other income                                                --            2,440           --
Interest expense                                        (193,313)           (75)            (4)
Amortization of loan costs                               (28,257)          --             --
                                                     -----------    -----------    -----------

Total non-operating income (expense):                $  (221,570)   $     2,365    $  (112,004)
                                                     -----------    -----------    -----------

Income (loss) from operations before income taxes:   $  (784,526)   $  (114,116)   $  (217,121)

Provision for income taxes                                  --             --             --
                                                     -----------    -----------    -----------

Net loss                                             $  (784,526)   $  (114,116)   $  (217,121)
                                                     ===========    ===========    ===========

Net loss per common share - basic and diluted        $     (0.02)   $     (0.00)   $     (0.01)
                                                     ===========    ===========    ===========



        The accompanying notes are an integral part of these statements.


                               CUBIC ENERGY, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 2005, 2004 AND 2003




                                                                          Common Stock
                                                    Cumulative    ---------------------------
                                                     preferred       Shares          Par
                                                       stock      outstanding       value
                                                   ------------   ------------   ------------
Balance, June 30, 2002                                     --       31,180,326   $  1,559,017

Net loss, year ended June 30, 2003                         --             --             --
                                                   ------------   ------------   ------------

Balance, June 30, 2003                                     --       31,180,326   $  1,559,017

Stock issued under compensation plan                       --          271,500         13,575

Net loss, year ended June 30, 2004                         --             --             --
                                                   ------------   ------------   ------------

Balance, June 30, 2004                                     --       31,451,826   $  1,572,592

Debt proceeds allocated to warrants                        --             --             --
Stock issued under compensation plan                       --          155,000          7,750
Stock issued under convertible debenture                   --        1,410,000         70,500
agreements
Stock issued in payment of interest obligations            --          145,137          7,258
Stock issued for acquisition of property interests         --        2,000,000        100,000

Net loss, year ended June 30, 2005                         --             --             --
                                                   ------------   ------------   ------------

Balance, June 30, 2005                                     --       35,161,963   $  1,758,100
                                                   ============   ============   ============

                                                     Additional                      Total
                                                      paid-in     Accumulated    stockholders'
                                                      capital        deficit        equity
                                                   ------------   ------------   ------------

Balance, June 30, 2002                             $  8,892,992   $ (9,637,105)  $    814,904

Net loss, year ended June 30, 2003                         --         (217,121)      (217,121)
                                                   ------------   ------------   ------------

Balance, June 30, 2003                             $  8,892,992   $ (9,854,226)  $    597,783

Stock issued under compensation plan                     79,475           --           93,050

Net loss, year ended June 30, 2004                         --         (114,116)      (114,116)
                                                   ------------   ------------   ------------

Balance, June 30, 2004                             $  8,972,467   $ (9,968,342)  $    576,717

Debt proceeds allocated to warrants                     510,961           --          510,961
Stock issued under compensation plan                     71,300           --           79,050
Stock issued under convertible debenture                406,006           --          476,506
agreements
Stock issued in payment of interest obligations         118,181           --          125,439
Stock issued for acquisition of property interests    1,700,000           --        1,800,000

Net loss, year ended June 30, 2005                         --         (784,526)      (784,526)
                                                   ------------   ------------   ------------

Balance, June 30, 2005                             $ 11,778,915   $(10,752,868)  $  2,784,147
                                                   ============   ============   ============



        The accompanying notes are an integral part of these statements.


                               CUBIC ENERGY, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                      For the Nine      For the Nine
                                                      Months Ended      Months Ended
                                                     March 31, 2006    March 31, 2005
                                                     --------------    --------------
Cash flows from operating activities:
Net income (loss)                                    $   (2,136,859)   $     (448,857)
Adjustments to reconcile net income (loss)
  to cash provided (used) by operating activities:
  Depreciation, depletion and amortization                  332,601           268,253
  Stock grant expense                                       605,120            59,288
  Stock issued for interest                                  36,042            91,289
  Write-off of deferred loan costs                           99,204                 0
  Write-off of note payable discount                        237,931                 0
Net change in assets and liabilities:
  (Increase) decrease in accounts receivable                  7,808            40,424
  Increase (decrease) in loan from affiliate                 82,776            44,140
  Increase (decrease) in accounts payable and
    accrued liabilities                                     122,926           (99,708)
                                                     --------------    --------------
Net cash provided (used) by operating activities     $     (612,451)   $      (45,171)
                                                     --------------    --------------


Cash flows from investing activities:
  Acquisition of oil & gas properties                $   (5,666,027)   $   (1,793,646)
  Purchase of office equipment                               (3,003)                0
  Payments from advances on development costs               (23,829)         (345,420)
                                                     --------------    --------------
Net cash provided (used) by investing activities     $   (5,692,859)   $   (2,139,066)
                                                     --------------    --------------


Cash flows from financing activities:
  Issuance of common stock, net                      $    1,770,424                 0
  Repayment of debentures                                (1,480,000)                0
  Issuance of convertible debt and warrants               5,500,000         2,635,000
  Issuance of note payable to affiliate                   1,300,000                 0
  Escrow account for debt service                          (400,822)                0
  Loan costs incurred and other                            (300,310)         (264,300)
                                                     --------------    --------------
Net cash provided (used) by financing activities     $    6,389,292    $    2,370,700
                                                     --------------    --------------

Net increase (decrease) in cash and
  cash equivalents                                   $       83,982    $      186,463
                                                     --------------    --------------

Cash at beginning of period                                 257,253           193,213
                                                     --------------    --------------
Cash at end of period                                $      341,235    $      379,676
                                                     ==============    ==============



        The accompanying notes are an integral part of these statements.


                               CUBIC ENERGY, INC.

                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 2005, 2004 AND 2003


                                                           2005           2004           2003
                                                       -----------    -----------    -----------
Cash flows from operating activities:
Net (loss)                                             $  (784,526)   $  (114,116)   $  (217,121)
Adjustments to reconcile net (loss) to cash
provided (used) by operating activities:
Depreciation, depletion and amortization                   460,509        104,735        119,249
Stock issued for interest                                  125,440
Stock issued for services                                   79,050         93,051           --
Change in assets and liabilities:
(Increase) decrease in accounts receivable                  45,826        (22,050)       (18,002)
Increase (decrease) in loan from affiliates                  4,119          3,418         (8,931)
Increase (decrease) in accounts payable
and accrued liabilities                                   (115,503)        10,725         72,921
                                                       -----------    -----------    -----------

Net cash provided (used) by operating activities       $  (185,085)   $    75,763    $   (51,884)
                                                       -----------    -----------    -----------

Cash flows from investing activities:
Acquisition and development of oil
and gas properties                                     $(1,813,946)   $      --      $      --
Purchase of office equipment                                (3,963)          --             --
Advances on developments costs                            (303,666)          --             --
                                                       -----------    -----------    -----------

Net cash provided (used) by investing activities       $(2,121,575)   $      --      $      --
                                                       -----------    -----------    -----------

Cash flows from financing activities:
Issuance of convertible debentures and warrants        $ 2,635,000    $      --      $      --
Loan costs incurred on issuance of debentures             (264,300)          --             --
                                                       -----------    -----------    -----------

Net cash provided (used) by financing activities       $ 2,370,700    $      --      $      --
                                                       -----------    -----------    -----------

Net increase (decrease) in cash and cash equivalents   $    64,040    $    75,763    $   (51,884)

Cash and cash equivalents:
Beginning of year                                          193,213        117,450        169,334
                                                       -----------    -----------    -----------

End of year                                            $   257,253    $   193,213    $   117,450
                                                       ===========    ===========    ===========




        The accompanying notes are an integral part of these statements.

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note A - Background and general:

    Cubic Energy, Inc. ("Company") is engaged in domestic crude oil and natural gas exploration, development and production, with primary emphasis on the production of oil and gas reserves through acquisitions of proved, producing oil and gas properties in the states of Texas, and Louisiana.


Note B - Significant accounting policies:

    Cash equivalents
    ----------------

        For purposes of the statements of cash flows, the Company considers all certificates of deposit and other financial instruments with original maturity dates of three months or less to be cash equivalents.

    Office and other equipment
    --------------------------

        Office and other equipment are stated at cost and depreciated by the straight-line method over estimated useful lives ranging from five to seven years. Depreciation and amortization of office and other equipment amounted to $330, $-, and $-for the years ended June 30, 2005, 2004 and 2003, respectively.

    Full cost method of accounting for oil and gas properties
    ---------------------------------------------------------

        The Company has adopted the full cost method of accounting for oil and gas properties. Management believes adoption of the full cost method more accurately reflects management's exploration objectives and results by including all costs incurred as integral for the acquisition, discovery and development of whatever reserves ultimately result from its efforts as a whole. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized.

        All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

        In addition, the capitalized costs are subject to a "full cost ceiling test," which generally limits such costs to the aggregate of the "estimated present value," discounted at a 10 percent interest rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties. An excess of the capitalized costs over the full costs ceiling test limitation at June 30, 2005, was not charged against earnings because of an increase in oil and gas prices subsequent to year end.

        Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

        Depletion of producing oil and gas properties amounted to $364,166, $104,735 and $119,249 for the years ended June 30, 2005, 2004 and 2003, respectively.

    Impairment of long-lived assets and long-lived assets to be disposed of
    -----------------------------------------------------------------------

        The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets effective for periods beginning July 1, 2002,

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS



    and thereafter. SFAS 144 replaces SFAS 121, and, among other matters, addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 retains the basic provisions of SFAS 121, but broadens its scope and establishes a single model for long-lived assets to be disposed of by sale. Management does not believe adoption of the Statement had any effect on the financial statements of the Company. In addition, the Company is subject to the rules of the Securities and Exchange Commission with respect to impairment of oil and gas properties accounted for under the full cost method of accounting, as described earlier.

    Income taxes
    ------------

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates that will apply in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Oil and gas revenue
    -------------------

        The Company recognizes oil and gas revenues by the sales method as oil and gas production is sold. Differences between sales and production volumes during the years ended June 30, 2005, 2004 and 2003 were not significant.

    Earnings (loss) per common share
    --------------------------------

        The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings per Share. SFAS No. 128 requires the presentation of basic earnings (loss) per share (EPS) and diluted EPS. Basic EPS is calculated by dividing net income or loss (available to common stockholders) by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, warrants, convertible preferred stock and convertible debentures, were exercised or converted into common stock.

        As discussed in Note E, there were no dilutive securities outstanding during the years ended June 30, 2005, 2004 and 2003. The weighted average number of common and common equivalent shares outstanding was 33,112,644, 31,316,222 and 31,180,326 for the years ended June 30, 2005, 2004 and 2003, respectively.

    Concentration of credit risk
    ----------------------------

        Financial instruments which potentially subject the Company to a concentration of credit risk consists primarily of trade accounts receivable with a variety of local, national, and international oil and natural gas companies. Such credit risks are considered by management to be limited due to the financial resources of the oil and natural gas companies.

    Reporting comprehensive income (loss) and operating segments
    ------------------------------------------------------------

        The  Company  has adopted  the  provisions  of SFAS No.  130,  Reporting
    Comprehensive Income and SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information. SFAS No. 130 requires that an enterprise report, by major components and as a single total, the change in its net assets during the period from nonowner sources. SFAS No. 131 establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas and major customers. Adoption of SFAS No. 131 has had no impact on the Company's financial position, results of operations, cash flows, or related disclosures since the Company's operations are considered to be a single segment.

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


    Use of estimates
    ----------------

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    Certain significant estimates
    -----------------------------

        Management estimates included in these financial statements for which it is reasonably possible that a future event in the near term could cause the estimate to change and the change could have a severe impact are as follows:
    Management's estimates of oil and gas reserves are based on various assumptions, including constant oil and gas prices. Actual future production, cash flows, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimate. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. Subsequent evaluation of the same reserves based upon production history will result in variations, which may be substantial, in the estimated reserves. While it is at least reasonably possible that the estimates above will change materially in the near term, no estimate can be made of the range of possible losses that might occur.

    Fair value of financial instruments
    -----------------------------------

        The Company defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Financial instruments included in the Company's financial statements include cash and cash equivalents, short-term investments, accounts receivable, other receivables, other assets, accounts payable, notes payable and due to affiliates. Unless otherwise disclosed in the notes to the financial statements, the carrying value of financial instruments is considered to approximate fair value due to the short maturity and characteristics of those instruments. The carrying value of debt approximates fair value as terms approximate those currently available for similar debt instruments.

    Obligations associated with the retirement of assets
    ----------------------------------------------------

        The Company has adopted the provisions of SFAS No. 143, Accounting for Asset Retirement Obligations, effective July 1, 2002. SFAS No. 143 amended SFAS No. 19, Financial Accounting and Reporting by Oil and Gas Producing Companies, and, among other matters, addresses financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, with the associated asset retirement cost capitalized as part of the related asset and allocated to expense over the asset's useful life.

        This is a change from the approach taken under SFAS No. 19, whereby an amount for an asset retirement obligation was recognized using a cost-accumulation measurement approach. Under that approach, the obligation was reported as a contra-asset recognized as part of depletion and depreciation over the life of the asset without discounting. Management has determined that adopting SFAS No. 143 has had no significant effect on the company's financial statements since abandonment costs for which it is responsible are not material.

    Stock based compensation
    ------------------------

        Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations require that compensation expense be recorded on the date of the grant of stock options and warrants only if the current market price of the underlying stock exceeded the exercise price. Alternatively, Statement of Financial Accounting Standards
    (SFAS) No. 123, Accounting for Stock-Based Compensation, permits entities to recognize, as expense over the vesting period, the fair value of all stock-based awards on the date of grant. SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide proforma net income and proforma earnings per share disclosures for employee stock option grants made in 1996 and future years as if the fair-valued-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the proforma disclosure provisions of SFAS No. 123.

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


        In addition, the Company has adopted the provisions of Financial Accounting Standards Board Interpretation (FIN) 44, Accounting for Certain Transactions Involving Stock Compensation, which became effective July 1, 2000. FIN 44 clarifies the application of APB 25 for certain issues. Among other issues, this interpretation clarifies the definition of an employee for purposes of applying APB 25, the criteria for qualification of a plan as compensatory, the consequences of modifications to the terms of a plan, and the treatment of stock compensation issued to service providers who are not employees. The issuance of this interpretation does not change the current accounting policies of the Company, and has had no effect on the accompanying financial statements.

        In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, which amends SFAS No. 123. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions are effective for years ending after December 15, 2002. The interim disclosure provisions are effective financial reports containing financial statements for interim periods beginning after December 15, 2002. The transition rules of this standard are not applicable since the Company continues to account for stock-based compensation under the guidance of APB Opinion 25. The other requirements of this standard have been adopted by the Company for periods beginning January 1, 2003. Disclosures required by this statement are in Note J.

        In December 2004, the Financial  Accounting  Standards Board issued SFAS
    No. 123r, "Share-Based Payment," which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB No. 25, "Accounting for Stock Issued to Employees." This Statement will require the Company to recognize compensation costs related to stock-based payment transactions (i.e. granting of stock options and warrants) in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides services in exchange for the award. This new standard will be effective for awards that are granted, modified or settled in cash in interim and annual financial periods beginning after June 30, 2006. Management has not yet determined what impact this statement will have on the Company's financial position or results of operations.

    Exit or disposal activities
    ---------------------------

        In July 2002, the Financial Accounting Standards Board issued SFAS No. 146, Accounting for Cost Associated with Exit or Disposal Activities. SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operations, or other exit or disposal activities. SFAS No. 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. No exit or disposal activities have been entered into by management.

    Financial instruments with characteristics of both liabilities and equity
    -------------------------------------------------------------------------

        In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 established standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. The statement requires that a company classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) if certain criteria are met. Freestanding financial instruments that obligate the issuer to redeem the holder's shares, or are indexed to such an obligation, and are settled in cash or settled with shares meeting certain conditions would be treated as liabilities. Many of those instruments were previously classified as equity.

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


    Guarantee of debt
    -----------------

        In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34. FIN 45 clarifies the requirements of SFAS No. 5, relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. This Interpretation clarifies that a guarantor is required to recognize, at the inception of certain types of guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee, and requires additional disclosures on existing guarantees even if the likelihood of future liability under the guarantees is deemed remote. The Company has not issued any guarantees and, therefore, the adoption of FIN 45 does not have a significant impact on the Company's financial statements.

    Variable interest entities
    --------------------------

        In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 states that if a business enterprise has a controlling financial interest in a variable interest entity as the primary beneficiary, the assets, liabilities and results of the activities of the variable interest entity should be included in the consolidated financial statements of the business enterprise. This Interpretation explains how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. The primary beneficiary of a variable interest entity would be required to consolidate if the other equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company has no current contractual relationships or other business relationships with variable interest entities.


Note C - Stockholders' equity:

    The Company's authorized capital is 50,000,000 shares of $0.05 par value common stock and 10,000,000 shares of $0.01 par value preferred stock. No shares of preferred stock are issued or outstanding at June 30, 2005 and 2004.

    Warrants
    --------

        On January 1, 2002, the Company issued three series of warrants to Tauren Exploration, Inc., an entity owned by the CEO and major stockholder of the Company (see Note E). These warrants allowed Tauren to purchase unregistered common shares in the Company as follows: 1) exercisable after May 1, 2002, to purchase 125,000 unregistered common shares at an exercise price of $1.00, which expired on April 30, 2003; 2) exercisable after May 1, 2003, to purchase 150,000 unregistered common shares at the exercise price of $1.50, which expired on April 30, 2004; and 3) exercisable after May 1, 2004, to purchase 200,000 unregistered common shares at an exercise price of $2.00, which expired on April 30, 2005. All warrants expired unexercised. The weighted-average exercise price of all exercisable warrants at June 30, 2005 and 2004 was $0 and $2.00, respectively. The weighted-average exercise price of all outstanding warrants at June 30, 2005 and 2004 was $0 and $2.00, respectively.

        On or about October 1, 2004, the Company closed a Securities Purchase Agreement and issued $2,635,000 in principal amount of 7% Senior Secured Convertible Debentures due September 30, 2009 (the "Debentures"), to a group of institutional and high net worth investors. The Debentures are secured by the collateral set forth in the Deed of Trust, Security Agreement, Assignment of Production and Fixture Filing attached to a Form 8-K filed October 12, 2004. The Debentures pay an annual interest rate of 7% on a quarterly basis and are convertible into shares of our common stock at a price of $.50 per share. The Company has the option to pay the interest on the Debentures in common stock. The investors also received warrants to

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS



    purchase an additional 2,635,000 shares of common stock with an exercise price of $1.00 per share. During the fiscal year ended June 30, 2005, $705,000 of debt had been converted into 1,410,000 shares of common stock, and 145,137 shares of common stock were issued in lieu of cash to pay interest. None of the warrants have been exercised and all remain outstanding at June 30, 2005.

        The Company has allocated the proceeds from the issuance of the Debentures to the warrants and the Debentures based on their relative fair market values at the date of issuance. The value assigned to the warrants of $510,961 has been recorded as an increase in additional paid in capital. The assignment of a value to the warrants results in a loan discount being recorded for the same amount. The discount is being amortized over the original five year term of the Debentures as additional interest expense.

        The Company incurred loan costs of $264,300 on the issuance of the Debentures and warrants. The amount allocable to the Debentures of $213,049 has been capitalized and is being amortized over the term of the Debentures. Amortization of loan costs was $28,258 for the year ended June 30, 2005.

        The proceeds of the Debentures have primarily been used for the acquisition of interests in oil and gas properties. Through December 31, 2004, Cubic incurred acquisition and development costs of $1,418,996 on properties with unproved reserves. On or before March 31, 2005, management determined that the reserves acquired in this transaction were proved, and the associated acquisition and development costs were transferred to proved properties and depletion has been computed in accordance with the full cost method.

        However, upon further review, it has been determined that approximately $1,053,000 in lease acquisition costs were improperly moved to the proved category from the unproved category, and this amount has been re-categorized to the unproved category. The March 31, 2005, Form 10-QSB for the Company is being amended to re-categorize the assets between proved and unproved, to restate the depletion and to restate the balance sheet accordingly. The net effect of this amendment will not result in a change in our total assets, but reflects a material change in asset classification. In addition, the balance of the prepaid drilling costs, net of allocable expenses, as of June 30, 2005, is $303,667.

        On or about January 11, 2005, the Company issued 1,531,661 shares of common stock to Caravel Resources Energy Fund 2003-II, L.P. (the "Partnership") in exchange for a 0.1914575033 working interest in the Kraemer 24-1 Well, Desoto Parish, Township 14 N, Range 15 W, Section 24 (the "Well"). The Company also issued 468,339 shares of common stock to Mr. Wallen in exchange for a 0.0585424967 working interest in the Well. The common stock closed at a price of $0.90 on January 10, 2005. The shares of common stock were issued by the Company in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving a public offering.

    Stock-based compensation
    ------------------------

        On September 12, 2003, the Directors of the Company approved a Director and Officer compensation plan as follows: (i.) Directors of record as of June 1, 2003 would receive 24,000 restricted Cubic common shares (16,000 shares per year, multiplied by 1.5 years) for years of prior service, (ii.) the President/CEO of Cubic would receive 45,000 restricted Cubic common shares (30,000 share per year, multiplied by 1.5 years) for years of prior service, (iii.) the Secretary of Cubic would receive 22,500 restricted Cubic common shares (15,000 shares per year, multiplied by 1.5 years) for prior years of service, (iv.) going forward, Directors would receive 16,000 restricted Cubic common shares per year of service, (v.) going forward, the President/CEO would receive 30,000 restricted Cubic common shares per year of service, (vi.) going forward, the Secretary would receive 15,000 restricted Cubic common shares per year of service, (vii.) Audit Committee members would receive 10,000 restricted Cubic common shares per audit, and, (viii.) any Compensation Committee member, should one be formed, would receive 3,000 restricted Cubic common shares per year of service.

        On November 5, 2003 Cubic issued 116,500 common shares of stock to its Officers and Directors pursuant to this plan. Based on a then market price of $0.20 per share, Cubic recorded a compensation expense of $23,300; which expense is recorded in the above financial statements as a selling, general and administrative expense for the year ended June 30, 2004.


                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


        On February 9, 2004, Cubic issued 155,000 common shares of stock to its Officers and Directors pursuant to this plan, for service during the current fiscal year. Based on a then market price of $0.45 per share, Cubic recorded a compensation expense of $69,750; which expense is recorded in the above financial statements as a selling, general and administrative expense for the year ended June 30, 2004.

        On October 25, 2004,  Cubic issued 155,000 Common shares of stock to its
    Officers and Directors pursuant to this plan. Based on a then market price of $.51 per share, Cubic recorded a compensation expense of $79,050; which expense is recorded in the above financial statements as a selling, general and administrative expense for the year ended June 30, 2005.

        The following compensation plan was adopted on March 30, 2005, with conditional Grants authorized on March 30, 2005 subject to Shareholder approval. On March 30, 2005, the Compensation Committee for Cubic voted and authorized, and then the Board Of Directors conditionally approved, all subject to shareholder approval, these grants, in addition to all other grants previously issued: (i) 150,000 un-registered shares to Calvin Wallen
    III, (ii) 100,000 un-registered shares to Jon Stuart Ross, (iii) 70,000 un-registered shares to Rick Sepulvado, and (iv) 30,000 un-registered shares to Lindsey Tate Renteria. Further, the Compensation Committee for Cubic voted and authorized, and then the Board Of Directors conditionally approved, all subject to shareholder approval, Director and Committee compensation as follows, in addition to all other grants previously issued:
    (a) $1,000 cash compensation per Director for each actual meeting held, (b) reimbursement for reasonable and necessary expenses, (c) grants of 25,000 un-registered shares for yearly Director service, (d) grants of 8,000 un-registered shares for service on the Compensation Committee, and (e) grants of 14,000 un-registered shares for service for upcoming audit committee, with the chairman to receive grants of 20,000 un-registered shares. The Company has not recorded any compensation cost with respect to the contingent issuance of stock under the above-referenced plan because of the uncertainty involved in obtaining shareholder approval. Compensation cost will be recognized once the plan has been formally approved and the shares are issued.


Note D - Loss per common share:


    Net loss per common share is computed as follows:


                                               2005           2004           2003
                                            -----------    -----------    -----------
    Net loss attributable to stockholders   $  (784,526)   $  (114,116)   $  (217,121)

    Weighted average number of shares of
    common stock                             33,112,644     31,316,222     31,180,326

    Income (loss) per common share          $     (0.02)   $     (0.00)   $     (0.01)


    Potential dilutive securities (stock warrants, convertible debt) have not been considered since the Company reported a net loss and, accordingly, their effects would be antidilutive.


Note E - Related party transactions:

    On December 10, 1998, the Company entered into an agreement with Tauren Exploration Inc. ("Tauren") that provides for Tauren to drill on the Company's
Section 11 in Palo Pinto County, Texas. The agreement grants Tauren Exploration Inc. a farm-out retaining a 7.5% overriding royalty interest. The agreement also grants the Company preferential rights in the event that Tauren, at some later date, decides to divest part or all of its interests in the drilled wells. Calvin Wallen III is an officer, director and major stockholder of both the Company and Tauren.

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS



    Effective January 1, 2002, the Company entered into an agreement with Tauren that provides for the following:

        1) As of January 1, 2002, the Company owed Tauren $856,712, primarily comprised of non-interest bearing advances the Company had received over the course of several years. In exchange for the amounts owed to it, Tauren accepted the transfer of 856,712 newly issued and unregistered shares of common stock in the Company that had a market price of $.70 per share.
        2) The Company received the rights to participate in prospective oil and gas projects in which Tauren owns a working interest.
        3) The Company shall, as requested, have the future privilege of using the general and administrative services of Tauren based on an agreed pro rata cost.
        4) The Company issued three series of warrants to Tauren as described in Note C.

    On December 1, 1997, the Company entered into a contract with Tauren to provide the necessary technical, administrative and management expertise needed to conduct its business. This agreement was renewed and revised on January 1, 2002. The Company has no full-time employees, and its offices are subleased from Tauren. The monthly amount charged to the Company is based on actual costs of materials and labor hours of Tauren that are used pursuant to the terms of the agreement. Tauren also pays various organization costs and consulting fees on behalf of the Company. As of June 30, 2005 and 2004, the Company owed Tauren $3,598 and $178, respectively, which are included in accounts payable and accrued expenses in the accompanying financial statements. Charges to the Company under the contracts were $35,322, $45,938 and $83,628 for the years ended June 30, 2005, 2004 and 2003, respectively.

    In addition, the wells in which the Company owns a working interest are operated by an affiliated company, Fossil Operating Inc. ("Fossil"), which is owned 100% by the Company's President and Chief Executive Officer, Calvin Wallen
III. As of June 30, 2005 and 2004, the Company owed Fossil $0, in lease operating expenses and was owed by Fossil $34,354 and $78,887, respectively, for oil and gas sales. The amounts owed by Fossil include revenue in the amount of $30,104 earned on the Mosley well #25-1 which has been held in suspense until filings are finalized. The amounts owed the Company are included in accounts receivable - trade.

    On or about January 11, 2005, the Company issued 1,531,661 shares of common stock to Caravel Resources Energy Fund 2003-II, L.P. (the "Partnership") in exchange for a 0.1914575033 working interest in the Kraemer 24-1 Well, Desoto Parish, Township 14 N, Range 15 W, Section 24 (the "Well"). The Company also issued 468,339 shares of common stock to Mr. Wallen in exchange for a
0.0585424967 working interest in the Well. The common stock closed at a price of $0.90 on January 10, 2005. The shares of common stock were issued by the Company in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving a public offering.


Note F - Income taxes:

    Deferred tax assets and liabilities are computed by applying the effective U.S. federal income tax rate to the gross amounts of temporary differences and other tax attributes. Deferred tax assets and liabilities relating to state income taxes are not material. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As of June 30, 2005 and 2004, the Company believed it was more likely than not that future tax benefits from net operating loss carryforwards and other deferred tax assets would not be realizable through generation of future taxable income; therefore, they were fully reserved.


                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


    The components of the net deferred federal income tax assets (liabilities) at June 30 were as follows:

                                                            2005         2004
                                                         ---------    ---------
    Deferred tax assets:
    Net operating loss carryforwards                     $ 698,000    $ 500,200
    Capital loss carryforwards                               7,400        7,400
    Accrued lawsuit settlement                                --         16,800
                                                         ---------    ---------
                                                         $ 705,400    $ 524,400
                                                         ---------    ---------
    Deferred tax liabilities:
    Depletion basis of assets and related accounts       $(103,600)   $ (60,400)
                                                         ---------    ---------
                                                         $(103,600)   $ (60,400)
                                                         ---------    ---------

    Net deferred tax (liabilities) assets before
    valuation allowance                                  $ 601,800    $ 464,000

    Valuation allowance                                   (601,800)    (464,000)
                                                         ---------    ---------

    Net deferred tax (liabilities) assets                $    --      $    --
                                                         =========    =========


    The following table summarizes the difference between the actual tax provision and the amounts obtained by applying the statutory tax rates to the income or loss before income taxes for the years ended June 30, 2005, 2004 and 2003:


                                                              2005         2004         2003
                                                           ---------    ---------    ---------
    Tax provision (benefit) calculated at statutory rate   $(197,800)   $ (38,800)   $ (73,800)

    Losses not providing tax benefits                        197,800       38,800       73,800
                                                           ---------    ---------    ---------

    Current federal income tax provision                   $    --      $    --      $    --
                                                           =========    =========    =========


    Change in valuation allowance                          $ 137,800    $  10,700    $  29,400
                                                           =========    =========    =========

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS


    As of June 30, 2005, the Company had net operating loss carryforwards of approximately $4,653,200, which are available to reduce future taxable income. These carryforwards expire as follows:

                                                       Net operating
                  Year                                    losses
                 ------                                -------------

                  2007                                 $     128,500
                  2009                                         5,700
                  2011                                       431,100
                  2012                                       205,100
                  2013                                       639,800
                  2019                                       845,600
                  2020                                       297,100
                  2021                                       172,100
                  2022                                        15,400
                  2023                                       571,900
                  2024                                        22,600
                  2025                                     1,318,300
                                                       -------------

                                                       $   4,653,200
                                                       =============

Note G - Commitments and contingencies:

    Key personnel
    -------------

        The Company depends to a large extent on the services of Calvin A. Wallen III, the Company's President, Chairman of the Board, and Chief Executive Officer. The loss of the services of Mr. Wallen would have a material adverse effect on the Company's operations. The Company has not entered into any employment contracts with any of its executive officers.

    Environmental matters
    ---------------------

        The Company's operations and properties are subject to extensive and changing federal, state, provincial and local laws and regulations relating to environmental protection, including the generation, storage, handling and transportation of oil and gas and the discharge of materials into the environment. The Company generates typical oil and gas field wastes, including hazardous wastes that are subject to the federal Resources Conservation and Recovery Act and comparable state statutes. Furthermore, certain wastes generated by the Company's oil and gas operations that are currently exempt from regulation as "hazardous wastes" may in the future be designated as "hazardous wastes" and therefore be subject to more rigorous and costly operating and disposal requirements. All of the Company's properties are operated by third parties over whom the Company has limited control. In addition to the Company's lack of control over properties operated by others, the failure of previous owners or operators to comply with applicable environmental regulations may, in certain circumstances, adversely impact the Company.

    Litigation matters
    ------------------

        The Company had filed suit in the 29th Judicial District Court in Palo Pinto County, Texas, styled "Roseland Oil and Gas, Inc. v. William Vandever, et al," bringing suit against Clifford Kees, William Vandever and various persons, seeking a judicial determination that all grants of preferential rights in the Reagan Section 11 and 12 are void. This lawsuit was filed on April 26, 1999. All section 11 preferential rights were returned to the Company on or about January 2002. However, Clifford Kees was to retain his 1% override interest in these Reagan Lease Sections. Clifford Kees then moved to trial against on the claim of attorney fees owed to him for the prosecution of this lawsuit. The trial was heard on September 25, 2002, with Kees requesting in excess of $200,000 in attorney fees and costs. In June of 2003, The Court re-opened the trial as to attorney fees and costs, to allow


                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS

    Kees to put on additional  evidence,  and such trial was re-convened on June
    19, 2003. On July 15, 2003, the Court entered a Judgment in favor of Kees and as against the Company for approximately $112,000. The Company believed the Judgment should not stand and appealed the Judgment. On or about, September 17, 2004, the Eastland Court Of Appeals issued its ruling, modifying the amounts owed by the Company under the Judgment to $59,000. The
    Company was been denied a Re-Hearing as to clarification and a further reduction of the Judgment. The Company filed a Petition For Review with the Texas Supreme Court that was Denied on or about January 21, 2005.

        The Company had put into the registry of the Court a cash bond in the amount of $92,500. On or about March 14, 2005, the Trial Court issued a final ruling which ordered for Cubic to pay out to Kees $83,726 of the monies in the registry of the Court, with $8,774.22 of the monies in the registry of The Court refunded to Cubic.

        The Company was been denied a Re-Hearing as to clarification and a further reduction of the Judgment. The Company filed a Petition For Review with the Texas Supreme Court that was Denied on or about January 21, 2005.

        The Company had put into the registry of the Court a cash bond in the amount of $92,500. On or about March 14, 2005, the Trial Court issued a final ruling which ordered for Cubic to pay out to Kees $83,726 of the monies in the registry of the Court, with $8,774 of the monies in the registry of The Court refunded to Cubic.


Note H - Cost of oil and gas properties:

    Costs incurred
    --------------

        Costs (capitalized and expensed) incurred in oil and gas property acquisition, exploration, and development activities for the years ended
    June 30, 2005, 2004 and 2003 were as follows:

                                               2005         2004         2003
                                            ----------   ----------   ----------
    Property acquisitions                   $2,880,000   $     --     $     --
    Exploration                                733,946         --           --
    Development                                   --           --           --
                                            ----------   ----------   ----------

                                            $3,613,946   $     --     $     --
                                            ==========   ==========   ==========

Capitalized costs

        The aggregate amounts of capitalized costs relating to oil and gas producing activities and the aggregate amounts of the related accumulated depreciation, depletion, and amortization at June 30, 2005, 2004 and 2003 were as follows:

                                                    2005         2004         2003
                                                 ----------   ----------   ----------
    Proved properties                            $4,098,571   $1,537,625   $1,537,625
    Unproved properties                           1,053,000         --           --
                                                 ----------   ----------   ----------

                                                 $5,151,571   $1,537,625   $1,537,625

    Accumulated depreciation, depletion
    and amortization                              1,468,106    1,103,939      999,205
                                                 ----------   ----------   ----------

    Total properties                             $3,683,465   $  433,686   $  538,420

    Less: impairment of oil and gas properties
    due to full cost ceiling test                      --           --           --
                                                 ----------   ----------   ----------

    Net properties                               $3,683,465   $  433,686   $  538,420
                                                 ==========   ==========   ==========


                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS




        Results of operations
        ---------------------

        The results of operations from oil and gas producing activities for the years ended June 30, 2005, 2004 and 2003 were as follows:

                                                    2005         2004        2003
                                                 ---------    ---------   ---------
    Revenues:
    Revenues                                     $ 469,441    $ 414,741   $ 356,636
    Preferred return                                  --           --          --
                                                 ---------    ---------   ---------

                                                 $ 469,441    $ 414,741   $ 356,636
                                                 ---------    ---------   ---------
    Expenses:
    Production and development costs             $ 273,074    $ 186,465   $ 167,303
    Depreciation, depletion and amortization       364,496      104,735     119,249
                                                 ---------    ---------   ---------

                                                 $ 637,570    $ 291,200   $ 286,552
                                                 ---------    ---------   ---------

    Results before income taxes                  $(168,129)   $ 123,541   $  70,084
    Provision for income taxes                        --           --          --
                                                 ---------    ---------   ---------

    Results of operations (excluding corporate
    overhead and interest expense)               $(168,129)   $ 123,541   $  70,084
                                                 =========    =========   =========



Note I - Oil and gas reserves information (unaudited):

    The estimates of proved oil and gas reserves utilized in the preparation of the financial statements are estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations over prices and costs existing at year-end except by contractual arrangements.

    The Company emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. The Company's policy is to amortize capitalized oil and gas costs on the unit of production method, based upon these reserve estimates. It is reasonably possible that, because of changes in market conditions or the inherent imprecision of these reserve estimates, that the estimates of future cash inflows, future gross revenues, the amount of oil and gas reserves, the remaining estimated lives of the oil and gas properties, or any combination of the above may be increased or reduced in the near term.

    If reduced, the carrying amount of capitalized oil and gas properties may be reduced materially in the near term.


                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS



    The following unaudited table sets forth proved oil and gas reserves, all within the United States, at June 30, 2005, 2004 and 2003 together with the changes therein:


                                                         Natural Gas (Mcf)
                                                 --------------------------------
                                                   2005        2004        2003
                                                 --------    --------    --------
    Proved developed and undeveloped reserves:
    Beginning of year                             311,098     330,000     564,272
    Revisions of previous estimates                  --        52,902    (161,184)
    Purchases of reserves in place                269,308        --          --
    Extensions and discoveries                       --          --          --
    Production                                    (70,781)    (71,804)    (73,088)
    Disposals of reserves in place                   --          --          --
                                                 --------    --------    --------

    End of year                                   509,625     311,098     330,000
                                                 ========    ========    ========


                                                   Oil and condensate (Bbls)
                                                 --------------------------------
                                                   2005        2004        2003
                                                 --------    --------    --------
    Proved developed and undeveloped reserves:
    Beginning of year                                --          --          --
    Revisions of previous estimates                 1,194        --          --
    Purchases of reserves in place                     14        --          --
    Extensions and discoveries                        346        --          --
    Production                                       (506)       --          --
    Disposals of reserves in place                   --          --          --
                                                 --------    --------    --------

    End of year                                     1,048        --          --
                                                 ========    ========    ========




Standardized measure of discounted future net cash flows relating to proved reserves
--------------------------------------------------------------------------------

    The standardized measure of discounted future net cash flows was calculated by applying current year-end prices, considering fixed and determinable price changes only to the extent provided by contractual arrangements or law, to estimated future production, less future expenditures (based on current costs) to be incurred in developing proved undeveloped and proved producing oil and gas reserves, and future income taxes. The resulting future net cash flows were discounted using a rate of 10 percent per annum (Table 1). The standardized measure of discounted net cash flow amounts contained in the following tabulation does not purport to represent the fair market value of the Company's oil and gas proved by drilling or production history. There are significant uncertainties inherent in estimating timing and amount of future costs. In addition, the method of valuation utilized, is based on current prices and costs and the use of 10 percent discount rate, and is not necessarily appropriate for determining fair value (Table 2).


                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS



Standardized  measure of  discounted  future net cash flows  relating  to proved reserves (continued):
--------------------------------------------------------------------------------


    The following is the estimated standardized measure relating to proved oil and gas reserves at June 30, 2005, 2004 and 2003:


    Table 1                                          2005           2004           2003
    -------                                      -----------    -----------    -----------
    Future cash flows                            $ 3,443,400    $ 2,059,245    $ 1,893,067
    Future production costs                       (1,303,300)      (833,306)      (564,669)
    Future development costs                         (23,900)          --             --
    Future severance tax expense                    (213,900)      (250,473)      (230,251)
    Future income taxes                                 --
                                                 -----------    -----------    -----------

    Future net cash flows                        $ 1,902,300    $   975,466    $ 1,098,147

    Ten percent annual discount for estimated
    timing of net cash flows                        (831,200)      (243,553)      (299,766)
                                                 -----------    -----------    -----------

    Standardized measure of
    discounted future net cash flows             $ 1,071,100    $   731,913    $   798,381
                                                 ===========    ===========    ===========


    Following is an analysis of changes in the estimated standardized measure of proved reserves during the years ended June 30, 2005, 2004 and 2003:


                  Table 2                            2005           2004           2003
                                                 -----------    -----------    -----------

    Changes from:
    Sale of oil and gas produced                 $  (196,368)   $  (123,541)   $  (114,795)

    Net changes in prices and production costs      (165,199)       (43,462)       296,479
    Extensions and discoveries                       493,500           --             --
    Revision of previous quantity estimates          (42,290)       122,601       (260,268)
    Accretion of discounts                            73,191        103,681        107,926
    Net change in income taxes                          --          (33,565)        23,487
    Purchases of reserves in place                   197,300           --             --
    Disposals of reserves in place                      --             --             --
    Other                                            (20,947)       (92,182)        87,882
                                                 -----------    -----------    -----------

    Change in standardized measure               $   339,187    $   (66,468)   $   140,711
                                                 ===========    ===========    ===========

                               CUBIC ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENTS




Note J - Proforma information related to stock warrants:

    The per share weighted-average fair value of stock warrants granted during the year ended June 30, 2002, was $0.29, on the date of grant, using the Black-Scholes pricing model. There were no stock warrants granted during the years ended June 30, 2005, 2004 and 2003.


                                                   2002
                                                ---------

    Expected dividend yield                       0.00%
    Risk-free interest rate                       1.80%
    Expected life                               1.7 years
    Expected volatility                          133.00%



    The Company applies APB Opinion No. 25 in accounting for its stock warrants issued to employees and directors, and, accordingly, has recognized no compensation expense for stock warrants and options granted at exercise prices at least equal to the market value of the Company's common stock. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income and earnings per share would have been reduced to the proforma amounts indicated below:


                                             2005          2004         2003
                                          ----------    ----------    ---------

    Net loss:
    As reported                           $ (784,526)   $ (114,116)   $(217,121)
                                          ==========    ==========    =========

    Proforma                              $ (802,026)   $ (149,580)   $(272,434)
                                          ==========    ==========    =========

    Stock-based employee compensation:
    As reported                           $     --      $     --      $    --
                                          ==========    ==========    =========

    Proforma                              $   17,500    $   35,464    $  55,313
                                          ==========    ==========    =========

    Basic loss per common share:
    As reported                           $    (0.02)   $    (0.00)   $   (0.01)
                                          ==========    ==========    =========

    Proforma                              $    (0.02)   $    (0.00)   $   (0.01)
                                          ==========    ==========    =========

                               CUBIC ENERGY, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2006
                                   (Unaudited)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accounting policies followed by Cubic Energy, Inc., a Texas corporation (the "Company" or "Cubic"), are set forth in the Company's financial statements that are a part of its June 30, 2005, Form 10-KSB/A and should be read in conjunction with the financial statements contained herein.

The financial information included herein as of March 31, 2006, and for the three-month and nine- month periods ended March 31, 2006, and 2005, have been presented without an audit, pursuant to accounting principles for interim financial information generally accepted in the United States of America, and the rules of the Securities and Exchange Commission.

The Company believes that the disclosures are adequate to make the information presented not misleading. The information presented reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of results for the periods.

Earnings per share:

The Company has adopted the  provisions  of Statement  of  Financial  Accounting
Standards (SFAS) No. 128, Earnings per Share. SFAS No. 128 reporting requirements replace primary and fully-diluted earnings per share (EPS) with basic and diluted EPS. Basic EPS is calculated by dividing net income (available to common stockholders) by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

Stock Grants

On January 5, 2006, the Company issued 572,000 un-registered shares to the officers and directors of the Company pursuant to the Director and Officer Compensation Plan (the "Plan") which was approved by the Shareholders of the Company on December 29, 2005. As of such date, the aggregate market value of the common stock granted was $486,200 based on the last sale price on the OTC Bulletin Board of the Company's common stock. Such amount is being amortized to compensation expense on a quarterly basis during calendar year 2006. Accordingly, $121,550 has been recorded as compensation expense and is included in general and administrative expense for the quarter ended March 31, 2006.


Convertible Debt and Warrants

On October 6, 2004, Cubic closed a Securities Purchase Agreement and issued $2,635,000 in principal amount of 7% Senior Secured Convertible Debentures due September 30, 2009 (the "Debentures"), to a group of institutional and high net worth investors. The Debentures were secured by the collateral set forth in the Deed of Trust, Security Agreement, Assignment of Production and Fixture Filing attached to Form 8-K filed October, 12, 2004. The Debentures paid an annual interest rate of 7% on a quarterly basis and were convertible into shares of the Company's common stock at a price of $.50 per share. The Company had the option to pay the interest on the Debentures in common stock. The investors also received warrants to purchase an additional 2,635,000 shares of common stock with an exercise price of $1.00 per share. None of the warrants have been exercised and all remain outstanding at March 31, 2006.

On February 6, 2006, the remaining Debentures were retired with proceeds from a new senior debt issue. In connection with this retirement, the Company recorded a loss on extinguishment of debt in the amount of $660,330. Such amount includes the write-off of deferred loan costs ($99,204), the write-off of the remaining loan discount ($237,931), and a prepayment penalty and associated legal fees ($323,195). See "Issuance of Senior Debt" contained elsewhere herein.


Issuance of Senior Debt

On February 6, 2006, Cubic entered into a Credit Agreement with Petro Capital V, L.P. (the "Lender") pursuant to which the Lender advanced to the Company $5,500,000. The indebtedness bears interest at a rate of 12.5% per annum, matures on February 6, 2009 and is secured by substantially all of the assets of the Company. Approximately $1.8 million of the funded amount was used to retire the Company's previously outstanding senior debt. In connection with the funding under the Credit Agreement, the Company issued to the Lender and Petro Capital Securities, LLC, warrants, with five-year expirations, for the purchase of up to 1,833,334 and 250,000 shares, respectively, of Company common stock at an exercise price of $1.00 per share.

The Company allocated the proceeds from the issuance of the senior debt to the warrants and the senior debt based on their relative fair market values at the date of issuance. The value assigned to the warrants of $1,319,810 was recorded as an increase in additional paid in capital. The assignment of a value to the warrants results in a loan discount being recorded for the same amount. The discount is being amortized over the original three-year term of the senior debt as additional interest expense. Amortization for the three months ended March 31, 2006 was $64,968.


Cubic  incurred  loan costs of $483,643  on the  issuance of the senior debt and warrants.  The  amount  allocable  to the  senior  debt  of  $367,586  has  been
capitalized   and  is  being  amortized  over  the  term  of  the  senior  debt.
Amortization  of loan costs for the new senior  debt was  $18,094  for the three months ended March 31, 2006.


Issuance of Common Stock

On December 16, 2005, the Company entered into a Securities Purchase Agreement and issued 2,500,000 common shares at a price of $ 0.80 per share and issued warrants, with five year expiration, for the purchase of up to 1,000,000 shares of Company common stock at an exercise price of $1.00 per share.


Pro forma information Related to Stock Options

The Company accounts for its stock-based  employee  compensation plans under the recognition  and  measurement  principles of APB Opinion No. 25,  Accounting for
Stock Issued to Employees, and related interpretations.  No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an  exercise  price at least  equal to the  market  of the  underlying common  stock on the date of the grant.  The  following  table  illustrates  the effect on net income and  earnings per share if the Company had applied the fair
value  recognition   provisions  of  FASB  Statement  No.  123,  Accounting  for
Stock-Based Compensation, to stock-based employee compensation.


                                            Three Months Ended          Nine Months Ended
                                                March 31,                    March 31,
                                       --------------------------   -------------------------
                                           2006           2005          2006          2005
                                       -----------    -----------   -----------   -----------
Net earnings (loss), as reported       $(1,240,525)   $  (310,959)  $(2,136,859)  $  (448,857)

Deduct: Total stock-based employee
  Compensation expense determined
  under fair value based method
  for all awards, net of tax effect    $         0    $    (4,375)  $         0   $   (13,125)
                                       -----------    -----------   -----------   -----------



Pro forma net income (loss)            $(1,240,525)   $  (315,334)  $(2,136,859)  $  (461,982)
                                       -----------    -----------   -----------   -----------

Earnings (loss) per common share:
  Basic - as reported                  $    (0.030)   $     (0.01)  $    (0.057)  $     (0.01)
  Basic - pro forma                    $    (0.030)   $     (0.01)  $    (0.057)  $     (0.01)
  Diluted - as reported                $      n/a     $       n/a   $      n/a    $       n/a
  Diluted - pro forma                  $      n/a     $       n/a   $      n/a    $       n/a

Property Acquisition

On February 6, 2006, the Company entered into a Purchase Agreement with Tauren Exploration, Inc., an entity wholly owned by Calvin Wallen III, the Company's Chairman of the Board and Chief Executive Officer, with respect to the purchase by the Company of certain Cotton Valley leasehold interests (approximately 11,000 gross acres; 5,000 net acres) held by Tauren. Pursuant to the Purchase Agreement, the Company acquired from Tauren a 35% working interest in approximately 2,400 acres and a 49% working interest in approximately 8,500 acres located in DeSoto and Caddo Parishes, Louisiana, along with an associated Area of Mutual Interest ("AMI") and the right to acquire at "cost" (as defined in the Purchase Agreement) a seventy percent (70%) working interest in all additional mineral leases obtained by Tauren in the AMI, in exchange for (a) $3,500,000 in cash, (b) 2,500,000 unregistered shares of Company common stock,
(c) a short-term promissory note in the amount of $1,300,000, which note is convertible into Company common stock at a conversion price of $0.80/share, and
(d) a drilling credit of $2,100,000. The Company also received an exclusive 60-day option to purchase a working interest in an additional 2,160 net acres in the aforementioned leasehold for the consideration described in the Purchase Agreement. The cash portion of the purchase price was funded with amounts advanced under the Credit Agreement described elsewhere herein.

The consideration described above was determined based upon negotiations between Tauren and a Special Committee of the Company's directors, excluding Mr. Wallen. The Special Committee obtained an opinion from its independent financial advisor with respect to the fairness, from a financial point of view, to the public stockholders of the Company, of such transactions.

The shares and warrants were issued by the Company in reliance upon an exemption from registration set forth in Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving a public offering.

The maturity of the above-referenced short-term promissory note has been extended to April 15, 2007 and the option period to purchase the additional working interest has been extended to May 26, 2006.

Subsequent Event

On July 28, 2006, the Company entered into and consummated unregistered transactions pursuant to Subscription and Registration Rights Agreements (the "Subscription Agreements") with certain accredited investors that are unaffiliated with the Company (the "Investors"). Pursuant to the Subscription Agreements, the Investors paid aggregate consideration of $2,100,000 to the Company for 3,000,000 shares of the Company's common stock and warrants exercisable into 1,500,000 shares of common stock. The warrants are exercisable through July 31, 2011, at $0.70 per share. In addition to reimbursement of certain expenses incurred in connection with this offering, the Company agreed to pay 2% of the aggregate consideration, in cash, plus 150,000 shares of common stock valued at $0.70 per share, to a placement agent.

SAFE HARBOR  STATEMENTS UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF
1995:

This report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from the results discussed in the forward-looking statements. Generally, forward-looking statements include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation's Reform Act of 1995.

The factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: (i) industry conditions and competition, (ii) the cyclical nature of the industry, (iii) domestic and worldwide supplies and demand for oil and gas, (iv) operational risks and insurance, (v) environmental liabilities which may arise in the future which are not covered by insurance or indemnity, (vi) the impact of current and future laws and government regulations, as well as repeal or modification of same, affecting the oil and gas industry and the Company's operations in particular, (vii) production levels and other activities of OPEC and other oil and gas producers, and the impact that the above factors and other events have on the current and expected future pricing of oil and natural gas, and (viii) the risks described from time to time in the Company's reports to the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.   Indemnification Of Directors And Officers

     The Registrant's Articles of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its shareholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

     Pursuant to the Texas Business Corporation Act (the "Act"), every Texas corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     The Registrant's Articles of Incorporation contains provisions authorizing it to indemnify its officers and directors to the fullest extent permitted by the Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.   Other Expenses Of Issuance And Distribution

     The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee                            $   640.23
Accounting fees and expenses                    $ 1,000.00
Legal fees and expenses                         $ 5,000.00
                                                  --------
                  Total                         $ 6,640.23
                                                  ========

Item 26.   Recent Sales Of Unregistered Securities

     Effective January 1, 2002, the Registrant entered into an agreement with Tauren Exploration, Inc. ("Tauren") whereby (i) Tauren exchanged and traded the accounts receivable of $856,712 owed by the Registrant for 856,712 shares of restricted common stock of the Registrant, (ii) the Registrant attained ground floor opportunities from Tauren to participate in Tauren's prospect and project inventory, and (iii) certain warrants were issued to Tauren from the Registrant to acquire restricted common stock of the Registrant. A copy of this agreement was filed with the Registrant's Form 10-QSB for the period ended March 31, 2002. The shares of restricted common stock and warrants were issued by the Registrant in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act, which exempts transaction by an issuer not involving nay public offering.

     On December 16, 2005, the Company entered into a Securities Purchase Agreement and issued 2,500,000 common shares at a price of $ 0.80 per share and issued warrants, with five year expiration, for the purchase of up to 1,000,000 shares of Company common stock at an exercise price of $1.00 per share. The Company granted the Purchasers certain registration rights pursuant to the terms and conditions of that certain Registration Rights Agreement, dated December 12, 2005.

     On December 29, 2005, the shareholders of the Company approved the Director and Officer Compensation Plan (the "Plan"). Accordingly, previously authorized conditional stock grants aggregating 597,000 un-registered shares were approved for issuance to the officers and directors of the Company. As of such date, the aggregate market value of the common stock granted was $483,570 based on the last sale price on the OTC Bulletin Board of the Company's common stock. Such amount has been recorded as compensation expense and is included in general and administrative expense for the quarter ended December 31, 2005.

     On or about January 11, 2005, the Company issued 1,531,661 shares of its common stock, $0.05 par value per share, to Caravel Resources Energy Fund
2003-II, L.P. in exchange for a 0.1914575033 working interest in the Kraemer 24-1 Well, Desoto Parish, Township 14 N, Range 15 W, Section 24 (the "Well"). The Company also issued 468,339 shares of Common Stock to Calvin A. Wallen III, the Company's Chairman of the Board, President and Chief Executive Officer, in exchange for a 0.0585424967 working interest in the Well.

     On October 6, 2004, Cubic closed a Securities Purchase Agreement and issued $2,635,000 in principal amount of 7% Senior Secured Convertible Debentures due September 30, 2009 (the "Debentures"), to a group of institutional and high net worth investors. The investors also received warrants to purchase an additional 2,635,000 shares of common stock with an exercise price of $1.00 per share. None of the warrants have been exercised and all remain outstanding at December 31, 2005. On February 6, 2006, all outstanding Debentures were retired.

Subsequent Event

In June 2006, the Company entered into that certain Subscription Agreement with Chuck Vickers ("Subscriber"), whereby the Company sold 179,000 shares of common stock at $0.84 per share, or an aggregate amount of $150,360.00 to Subscriber. In connection with this transaction, the Company granted the Subscriber the right to register the shares in a registration statement filed by the Company with the SEC relating to an offering for the account of others.

On July 28, 2006, the Company entered into and consummated unregistered transactions pursuant to Subscription and Registration Rights Agreements (the "Subscription Agreements") with certain accredited investors that are unaffiliated with the Company (the "Investors"). Pursuant to the Subscription Agreements, the Investors paid aggregate consideration of $2,100,000 to the Company for 3,000,000 shares of the Company's common stock and warrants exercisable into 1,500,000 shares of common stock. The warrants are exercisable through July 31, 2011, at $0.70 per share. In addition to reimbursement of certain expenses incurred in connection with this offering, the Company agreed to pay 2% of the aggregate consideration, in cash, plus 150,000 shares of common stock valued at $0.70 per share, to a placement agent.

Item 27.   Exhibits

Exhibit
  No.     Description
-------   -----------

  3.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-QSB for the period ended September 30, 1999, filed with the SEC on November 23, 1999).
  3.2 Articles of Amendment to the Articles of Incorporation of the Company dated December 30, 2005 (incorporated by reference to Exhibit 3.1 of the Registratnt's Form 10-QSB for the period ended December 31, 2005, filed with the SEC on February 14, 2006).
  3.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-KSB for the period ended June 30, 2000, filed with the SEC on September 27, 2000).
  5.1*    Opinion of Gardere Wynne Sewell LLP
 10.1 Stock Purchase Agreement, dated December 7. 1997, among the Company, Calvin A. Wallen, III or his designees, Diversified Dynamics, William and Ruth Bruggeman (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K, filed with the SEC on December 24, 1997).
 10.2 Agreement, dated as of January 1, 2002, between the Company and Tauren Exploration, Inc. (incorporated by reference to Exhibit 10.1 of the Company's 10QSB, filed with the SEC for the quarter ended March 31, 2002, filed with the SEC on May 15, 2002).
 10.3 Securities Purchase Agreement, effective as of September 30, 2004, among Cubic Energy, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K, filed with the SEC on October 12, 2004)
 10.4 Form of 7% Senior Secured Convertible Debenture Due September 30, 2009 (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K, filed with the SEC on October 12, 2004)
 10.5     Form of Common Stock Purchase  Warrant  (incorporated  by reference to
          Exhibit 10.3 of the Company's Current Report on Form 8-K, filed with the SEC on October 12, 2004)
 10.6     Registration  Rights  Agreement,  effective as of September  30, 2004,
          among  Cubic  Energy,  Inc.  and  the  purchasers   signatory  thereto
          (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K, filed with the SEC on October 12, 2004)
 10.7 Deed of Trust, Security Agreement, Assignment of Production and Fixture Filing, effective as of September 30, 2004, from Cubic Energy, Inc. to Alex Montano, as Trustee, for the benefit of C. K. Cooper &
          Company, as Lender on behalf of Investors of 7% Senior Secured Convertible Debentures (incorporated by reference to Exhibit 10.5 of the Company's Current Report on Form 8-K, filed with the SEC on October 12, 2004)
 10.8 Securities Purchase Agreement, dated as of December 12, 2005, among Cubic Energy, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K, filed with the SEC on December 16, 2005)
 10.9 Registration Rights Agreement, dated as of December 12, 2005, among Cubic Energy, Inc. and the purchasers signatory thereto (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K, filed with the SEC on December 16, 2005)

 10.10    Form of Common Stock Purchase  Warrant  (incorporated  by reference to
          Exhibit 10.3 of the Company's Current Report on Form 8-K, filed with the SEC on December 16, 2005)
 10.11 Credit Agreement, dated February 6, 2006, by and among Cubic Energy, Inc. and Petro Capital V, L.P (filed as exhibit 10.1 to the Company's Form 8-K dated February 8, 2006, and incorporated herein by reference).
 10.12 Promissory Note, dated as of February 6, 2006, by Cubic Energy, Inc., payable to Petro Capital V, L.P. in the maximum principal amount of $7,000,000 (filed as exhibit 10.2 to the Company's Form 8-K dated February 8, 2006, and incorporated herein by reference).
 10.13 Common Stock Purchase Warrant, dated February 6, 2006, issued to Petro Capital Securities, LLC (filed as exhibit 10.3 to the Company's Form 8-K dated February 8, 2006, and incorporated herein by reference).
 10.14 Common Stock Purchase Warrant, dated February 6, 2006, issued to Petro Capital V, L.P. (filed as exhibit 10.4 to the Company's Form 8-K dated February 8, 2006, and incorporated herein by reference).
 10.15 Common Stock Purchase Warrant, dated February 6, 2006, issued to Petro Capital V, L.P. (filed as exhibit 10.4 to the Company's Form 8-K dated February 8, 2006, and incorporated herein by reference).
 10.16 Registration Rights Agreement, dated as of February 6, 2006, by and between Cubic Energy, Inc., Petro Capital V, L.P. and Petro Capital Securities, LLC (filed as exhibit 10.5 to the Company's Form 8-K dated February 8, 2006, and incorporated herein by reference).
 10.17 Purchase Agreement, dated as of February 6, 2006, by and among Cubic Energy, Inc., Calvin Wallen III, and Tauren Exploration, Inc. (filed as exhibit 10.6 to the Company's Form 8-K dated February 8, 2006, and incorporated herein by reference).
 10.18 Promissory Note, dated as of February 6, 2006, by Cubic Energy, Inc., payable to Tauren Exploration, Inc. in the principal amount of $1,300,000 (filed as exhibit 10.7 to the Company's Form 8-K dated February 8, 2006, and incorporated herein by reference).
 23.1**   Consent of Philip Vogel & Co., PC
 23.2*    Consent of Gardere Wynne Sewell LLP (included in Exhibit 5.1)
 24.1*    Power of Attorney (included on Signature Page)

 *  Previously filed.
 **Filed herewith.

Item 28.   Undertakings

     The undersigned Registrant hereby undertakes:

     (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section l0(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (iii) include any additional or changed material information with respect to the plan of distribution;

provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereon duly authorized in the City of Dallas, State of Texas on August 14, 2006.


CUBIC ENERGY, INC.


By: /s/ Jon Stuart Ross
   --------------------
   Jon Stuart Ross
   Secretary

      Signature                       Title                     Date
      ---------                       -----                     ----

        *                   Chairman of the Board,          August 14, 2006
-----------------------     President, Chief Executive
Calvin A. Wallen, III       Officer and Director



 /s/ Jon Stuart Ross        Director; Secretary             August 14, 2006
-----------------------
Jon Stuart Ross

        *                   Director                        August 14, 2006
-----------------------
Gene Howard

        *                   Director                        August 14, 2006
-----------------------
Herbert A. Bayer

        *                   Director                        August 14, 2006
-----------------------
Bob Clements

        *                   Chief Financial Officer         August 14, 2006
-----------------------     (Principal Accounting
James L. Busby              Officer)

*By: /s/ Jon Stuart Ross
    ------------------------------------
    Jon Stuart Ross, as attorney-in-fact